UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Mallinckrodt public limited company
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2018	Notice of Annual General Meeting of Shareholders and Proxy Statement

April 4, 2018

Dear Shareholder,

You are cordially invited to attend the 2018 Annual General Meeting of Mallinckrodt plc, which will be held on Wednesday, May 16, 2018, at 9:30 a.m., local time, at the Sofitel London Heathrow Hotel, Terminal 5, London Heathrow Airport, London TW6 2GD, United Kingdom. Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Dublin 2, Ireland.

Details of the business to be presented at the meeting can be found in the accompanying Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.

On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.

Yours sincerely,

MELVIN D. BOOTH
Chairman

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
3 Lotus Park, The Causeway,
Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom
NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2018
The 2018 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company”), a company incorporated under the laws of Ireland, will be held on May 16, 2018, at 9:30 a.m., local time, at the Sofitel London Heathrow Hotel, Terminal 5, London Heathrow Airport, London TW6 2GD, United Kingdom, for the following purposes:

1.	By separate resolutions, to elect as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2019, the following individuals:

(a)	David R. Carlucci	(e)	JoAnn A. Reed	(i)	Kneeland C. Youngblood, M.D.
(b)	J. Martin Carroll	(f)	Angus C. Russell	(j)	Joseph A. Zaccagnino
(c)	Paul R. Carter	(g)	Mark C. Trudeau
(d)	David Y. Norton	(h)	Anne C. Whitaker

2.
To hold an advisory non-binding vote to approve the re-appointment of Deloitte & Touche LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (also referred to in this Proxy Statement as the Board) to set the independent auditors’ remuneration.

3.	To hold an advisory vote to approve the Company’s executive compensation.

4.	To approve the Amended and Restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan.

5.	To approve the Board’s authority to issue shares.

6.	To approve the waiver of pre-emption rights (Special Resolution).

7.	To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares.

8.	To authorize the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).

9.	To act on such other business as may properly come before the meeting or any adjournment thereof.
Proposals 1 through 5 and 7 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. Proposals 6 and 8 are special resolutions, requiring the approval of not less than 75% of the votes cast, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of March 12, 2018, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fifteen months ended December 29, 2017.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, at 9:30 a.m. local time. See “General Information” for further information on participating in the Annual General Meeting in Ireland.

By Order of the Board of Directors,

Stephanie D. Miller,
Secretary
April 4, 2018

Whether or not you expect to attend the Annual General Meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt to attend, speak and vote on your behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card. Alternatively, they may be appointed by depositing a signed instrument of proxy (or proxy card) with Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically) or with Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting. If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 29, 2017 and our Irish Statutory Accounts are available to shareholders of record at proxyvote.com. These materials are also available on the Investor Relations section of our website at mallinckrodt.com.

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement, which we are making available to you on or about April 4, 2018 on the internet, or by delivering printed versions to you by mail. It does not contain all the information that you should consider in deciding whether to approve the items to be presented at the Annual General Meeting of Mallinckrodt plc (“Mallinckrodt,” the “Company,” “we,” “our” or “us”). You should read this entire Proxy Statement carefully before voting. For information regarding our fiscal 2017 operating performance, please review our Annual Report on Form 10-K.
2018 Annual General Meeting of Shareholders

•	Date and Time: May 16, 2018, at 9:30 a.m., local time

•
Place: Sofitel London Heathrow Hotel, Terminal 5, London Heathrow Airport, London TW6 2GD, United Kingdom. Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Dublin 2, Ireland.

•	Record Date: March 12, 2018

•
Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

•	Ordinary Shares Outstanding as of Record Date: 86,387,326

•	Transfer Agent: Computershare Inc. (“Computershare”)

•	Place of Incorporation: Ireland
Meeting Agenda and Voting Recommendations

	Proposal	Our Board’s Recommendation
1.	Elect directors (page 56)	FOR each nominee
2.
Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration (page 59)
FOR
3.	Advisory vote to approve executive compensation (page 60)	FOR
4.	Approval of the Amended and Restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan (page 61)	FOR
5.	Approval of the Board’s authority to issue shares (page 71)	FOR
6.	Approval of waiver of pre-emption rights (Special Resolution) (page 72)	FOR
7.	Authorization to make market purchases or overseas market purchases of Company Shares (page 73)	FOR
8.	Authorization of the price range at which the Company can re-allot shares held as treasury shares (Special Resolution) (page 74)	FOR

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   1

PROXY STATEMENT SUMMARY

Our Director Nominees

Name	Age	Director Since	Principal Occupation	Committee Memberships	Other Public Company Boards
David R. Carlucci*	63	2013	Former Chairman, Chief Executive Officer and President of IMS Health	Human Resources and Compensation (Chair)	1
J. Martin Carroll*	68	2013	Former President and Chief Executive Officer of Boehringer Ingelheim Corporation	Compliance (Chair); Nominating and Governance; Portfolio	2
Paul R. Carter*	57	Nominee	Former Executive Vice President, Commercial Operations of Gilead Sciences, Inc.	N/A - First time nominee	2
David Y. Norton*	66	2017	Former Company Group Chairman, Global Pharmaceuticals of Johnson & Johnson	Human Resources and Compensation; Portfolio	1
JoAnn A. Reed*	62	2013	Healthcare services consultant and former Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions	Audit (Chair)	2
Angus C. Russell*	62	2014	Former Chief Executive Officer of Shire plc	Portfolio (Chair); Audit	3
Mark C. Trudeau	56	2013	President and Chief Executive Officer of Mallinckrodt plc		1
Anne C. Whitaker*	50	Nominee	President and Chief Executive Officer of KNOW Bio, LLC	N/A - First time nominee	1
Kneeland C. Youngblood, M.D.*	62	2013	Founding Partner of Pharos Capital Group	Compliance; Nominating and Governance	2
Joseph A. Zaccagnino*	71	2013	Former President and Chief Executive Officer of Yale New Haven Health System	Nominating and Governance (Chair); Compliance	0

* Independent Director or Director Nominee
Melvin D. Booth, age 73, and Diane H. Gulyas, age 61, are retiring from the Board and, therefore, are not standing for re-election and will no longer serve as members of the Board of Directors following the 2018 Annual General Meeting on May 16, 2018. Following the 2018 Annual General Meeting, Mr. Russell will succeed Mr. Booth as Chairman of the Board and Mr. Norton will succeed Mr. Russell as Chair of the Portfolio Committee. It is also expected that, if elected, Mr. Carter will be appointed to the Audit Committee and Ms. Whitaker will be appointed to the Human Resources and Compensation Committee.

2  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION

GENERAL INFORMATION Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about April 4, 2018 on the internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at our 2018 Annual General Meeting on May 16, 2018. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.
This Proxy Statement and the following documents relating to the 2018 Annual General Meeting are available on the Investor Relations section of our website at mallinckrodt.com:

•	Our Notice of Internet Availability of Proxy Materials;

•	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2017; and

•	Our Irish Statutory Accounts for the fifteen months ended December 29, 2017 and the reports of the Directors and auditors thereon.
How do I access the proxy materials and vote my shares?
The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail.
For shareholders who received a notice by mail about the internet availability of proxy materials:  You may access the proxy materials and voting instructions over the internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
For shareholders who received a notice by e-mail:  You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.
For shareholders who received the proxy materials by mail:  You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.
Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, March 12, 2018, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 86,387,326 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders. You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than our designated officers, please contact our Company Secretary.
If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   3

GENERAL INFORMATION

Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on May 15, 2018.
If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.
What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?
Shareholder of Record.  If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in Street Name.  If your ordinary shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.
Can I change my vote after I have submitted my proxy?
Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting. You may vote again on a later date within the proxy voting deadlines described above by internet or by telephone (only your latest proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Company Secretary prior to the start of the meeting requesting that your prior proxy be revoked.
What happens if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record.  If you are a shareholder of record and you:

•	Indicate when voting by internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Pursuant to NYSE rules, the election of directors, the advisory vote to approve the Company’s executive compensation and the approval of the amended and restated Stock and Incentive Plan are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

4  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION

What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting;

•	Have voted by internet or by telephone; or

•	Have submitted a proxy card or voting instruction form by mail.
Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?
The voting requirements for each of the proposals are as follows:

	Proposal	Vote Required
1.	Elect directors	Majority of votes cast
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast
3.	Advisory vote to approve executive compensation	Majority of votes cast
4.	Approve the Amended and Restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan	Majority of votes cast
5.	Approve the Board’s authority to issue ordinary shares	Majority of votes cast
6.	Approve the waiver of pre-emption rights (Special Resolution)	75% of votes cast
7.	Authorization to make market purchases or overseas market purchases of Company shares	Majority of votes cast
8.	Authorization of the price range at which the Company can re-allot shares held as treasury shares (Special Resolution)	75% of votes cast
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our Articles of Association. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.
However, Proposal 4 is also subject to separate NYSE rules. Under NYSE rules, abstentions will be considered votes cast while broker non-votes will not be considered votes cast. As a result, abstentions will have the effect of a vote against Proposal 4 while broker non-votes will not have any effect on Proposal 4 under NYSE rules.
Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” system adopted by the U.S. Securities and Exchange Commission (the “SEC”) relating to delivery of our proxy materials over the internet. As a result, we mailed to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of internet availability of proxy materials also serves as a Notice of Meeting.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   5

GENERAL INFORMATION

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of the proxy materials on the internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.
Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
Shareholders who previously elected to access the proxy materials over the internet will not receive a notice in the mail about the internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.
If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the cost of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting at the Sofitel London Heathrow Hotel, Terminal 5, London Heathrow Airport, London TW6 2GD, United Kingdom.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland.
Shareholders of Record.  For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Company Secretary prior to the meeting.
Beneficial Owners of Shares Held in Street Name.  Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned our ordinary shares on March 12, 2018, the record date for the Annual General Meeting.
Registration will begin at 9:00 a.m., local time, and the Annual General Meeting will begin at 9:30 a.m., local time. For directions to the Annual General Meeting, please call +44 20 8757 7777.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?
Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

6  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION

Who will pay the costs of soliciting the proxies?
Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree $15,000, plus out-of-pocket expenses. As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.
Who is Mallinckrodt’s transfer agent?
Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling toll-free 1-877-487-1633 (U.S.) or +1-732-645-4170 (outside the U.S.) or by accessing Computershare’s website at computershare.com.
Where can I find more information about Mallinckrodt?
For other information about Mallinckrodt, you can visit our website at mallinckrodt.com.
We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.
How does the change in Mallinckrodt’s fiscal year end affect this Proxy Statement?
On May 17, 2016, the Board of Directors approved a change in our fiscal year end to the last Friday in December from the last Friday in September. The change in fiscal year became effective for our 2017 fiscal year. As a result of the change in fiscal year end, we have included certain information in this Proxy Statement related to, among other things, our executive and director compensation disclosures for both the period from October 1, 2016 through December 30, 2016 (the “transition period”) and the fiscal year ended December 29, 2017.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   7

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Our Corporate Governance Guidelines, general approach to corporate governance and internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations as well as NYSE requirements. Although we are an Irish public limited company that is tax resident in the United Kingdom (“U.K.”), we are not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the Board of Directors and the criteria for determining the independence of directors.
Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines designed to assist Mallinckrodt and the Board in implementing effective corporate governance practices. These guidelines, which are reviewed annually by the Nominating and Governance Committee, address, among other things:

•	Director responsibilities;

•	Composition and selection of the Board, including qualification standards and independence guidelines;

•	Majority voting for directors;

•	The role of the Chairman of the Board or of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	Officer and director share ownership requirements;

•	Meetings of non-employee directors;

•	Director orientation and continuing education;

•	Board access to management and independent advisors;

•	Communication with directors;

•	Board and committee self-evaluations;

•	Succession planning and management development reviews;

•	CEO performance reviews;

•	Recoupment, or “clawback”, of executive compensation; and

•	Ethics and conflicts of interest.
Our Corporate Governance Guidelines are posted on our website at mallinckrodt.com.

8  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE

Independence of Nominees for Director
As noted above, the Corporate Governance Guidelines include criteria adopted by the Board to guide determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she, at the time of determination:

•	Is, or has been within the prior three years, an employee of Mallinckrodt or any of its subsidiaries;

•	Has an immediate family member who is, or has been within the prior three years, an executive officer of Mallinckrodt;

•	Is a current partner or employee of our external auditor;

•	Has an immediate family member who is a current partner of our external auditor or who is an employee of our external auditor and personally works on our audit;

•	Has been, or has an immediate family member who has been, within the prior three years, a partner or employee of our external auditor who personally worked on our audit during that time;

•
Is, or has an immediate family member who is, or has been within the prior three years, employed as an executive officer of another company that has or had on the compensation committee of its board of directors one of our executive officers (during the same period of time);

•
Has, or has an immediate family member who has, received more than $120,000 in direct compensation from Mallinckrodt, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period within the prior three years (compensation received by an immediate family member for service as an employee, other than as an executive officer, is not included for purposes of this determination);

•
Is a current employee, or has an immediate family member who is a current executive officer, of a company that does business with Mallinckrodt and has made payments to, or received payments from, Mallinckrodt for property or services in an amount that, in any of the prior three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•
Is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which our contributions, not including our matching of charitable contributions by employees, exceed, in any single fiscal year within the prior three years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these criteria, has reviewed our relationships with organizations with which our directors are affiliated and has determined that none of these current business relationships is material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors and director nominees, other than Mark C. Trudeau, our President and Chief Executive Officer, satisfies the criteria and is independent. Each independent director is expected to notify the chair of the Nominating and Governance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.
Director Nominations Process
The Nominating and Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, used in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.
The Nominating and Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   9

CORPORATE GOVERNANCE

operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating and Governance Committee reviews a potential new candidate, the Nominating and Governance Committee looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the then-current mix of director attributes.
As described in our Corporate Governance Guidelines:

•	Directors should be individuals of the highest ethical character and integrity;

•
Directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•
Each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	Directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to us; and

•	Directors should be independent of any particular constituency and be able to represent all of our shareholders.
The Nominating and Governance Committee assesses independence and also monitors compliance by the members of the Board with the requisite qualifications under NYSE listing standards for populating the Audit, Human Resources and Compensation and Nominating and Governance Committees. Directors may not serve on more than four public company boards of directors (including ours). If the director is employed as CEO of a publicly traded company, the director may serve on no more than three public company boards of directors (including ours).
As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Company Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. Any such recommendation must include:

•	The name and address of the candidate;

•
A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	The candidate’s signed consent to serve as a director if elected and to be named in our Proxy Statement.
The recommendation must also include documentary evidence of ownership of our ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired and the name and address of the shareholder, as required by our Articles of Association.
To be considered by the Nominating and Governance Committee for nomination and inclusion in our Proxy Statement for the 2019 Annual General Meeting, a shareholder recommendation for director must be received by our Company Secretary not earlier than the close of business on January 16, 2019 and not later than the close of business on February 15, 2019. Once our Company Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.
The Nominating and Governance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. Mr. Norton, Mr. Carter and Ms. Whitaker were each recommended to our Nominating and Governance Committee by a third-party search firm. Eight of our nominees for director are current members of the Board, whereas Mr. Carter and Ms. Whitaker are being nominated for election to the Board for the first time at the Annual General Meeting. In evaluating candidates for director, the Nominating and Governance Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Nominating and Governance Committee recommended each of

10  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE

the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Majority Vote for Election of Directors
Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board.
Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Articles of Association, hold office until his or her successor(s) is elected.
Executive Sessions of the Board
The independent directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions also may include a discussion with our Chief Executive Officer.
Board Leadership Structure
Since our separation from Covidien plc (“Covidien”) in June 2013, the positions of Chairman of the Board and Chief Executive Officer have been held by separate people, and Mr. Booth has served as Chairman of the Board for this entire period. However, since Mr. Booth is not standing for re-election and thus will no longer be able to serve as Chairman of the Board, the Board has determined that Mr. Russell will succeed Mr. Booth as Chairman of the Board following the 2018 Annual General Meeting.
The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chairman of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chairman of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on managing the Company’s business and operations, and allows our Chairman of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board. A more detailed description of the role and responsibilities of the Chairman of the Board are set forth in our Corporate Governance Guidelines.
Code of Ethics
We have adopted the Mallinckrodt Guide to Business Conduct, which applies to all of our employees, officers and directors and meets the requirements of a “code of ethics” as defined by SEC regulations. We review and revise the Guide to Business Conduct from time to time, most recently in December 2017, to more closely align to our vision. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our website, mallinckrodt.com. We will disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our website.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   11

CORPORATE GOVERNANCE

Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting and receives an annual risk assessment report from our internal auditors. The Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and work closely with our legal and regulatory groups. In addition, in setting compensation, the Human Resources and Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Compliance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.
Compensation Risk Assessment
At the direction of the Human Resources and Compensation Committee, representatives of our human resources department, along with our Chief Compliance Officer, conducted a risk assessment of our compensation policies and practices during fiscal 2017. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on compensation payable to senior executives and incentive compensation plans that provide variable compensation to other employees based upon Company and individual performance, with a particular focus on sales compensation. The Human Resources and Compensation Committee and its independent consultant reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on us. The following characteristics of our compensation programs support this finding:

•	Our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	Our use of a variety of performance metrics, both absolute (e.g., adjusted earnings per share (“EPS”)) and relative to our peers (e.g., total shareholder return);

•	Our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

•	Our share ownership requirements;

•	Our executive compensation clawback policy; and

•	The ability of the Human Resources and Compensation Committee to reduce incentive payouts if deemed appropriate.
Transactions with Related Persons
The Nominating and Governance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares and their immediate family members. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

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CORPORATE GOVERNANCE

Communications with the Board of Directors
The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mallinckrodt.com/Company_Contacts/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls over financial reporting or audit matters are reviewed with the Audit Committee.
All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chairman of the Board. The status of all outstanding concerns is reported to the Chairman of the Board and the Audit Committee on a quarterly basis, and any concern that is determined to pose an immediate threat to us or concern one of our senior officials (any executive officer or any direct report to the President and Chief Executive Officer) is immediately communicated to the Chair of the Audit Committee. The Chairman of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

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BOARD OF DIRECTORS AND BOARD COMMITTEES

BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board of Directors. Directors are kept informed about our business through discussions with the Chairman of the Board and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. During the transition period and fiscal 2017, the Board held eight meetings. All of our current directors attended over 75% of the total of all meetings of the Board and the committees on which they served during their terms in office during the transition period and fiscal 2017. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting. All of our Board members attended our 2017 Annual General Meeting, with the exception of Mr. Virgil Thompson. Mr. Thompson did not stand for re-election at our 2017 Annual General Meeting and therefore did not attend.
Board Committees
The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), as well as a Human Resources and Compensation Committee, a Nominating and Governance Committee, a Compliance Committee and a Portfolio Committee. Membership and chairs of the committees are recommended by the Nominating and Governance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.
The table below provides Board and committee membership information as of the date of this Proxy Statement.

	Audit Committee	Human Resources and Compensation Committee	Nominating and Governance Committee	Compliance Committee	Portfolio Committee
Non-Employee Directors
Melvin D. Booth
David R. Carlucci
J. Martin Carroll
Diane H. Gulyas
David Y. Norton
JoAnn A. Reed
Angus C. Russell
Kneeland C. Youngblood, M.D.
Joseph A. Zaccagnino
Employee Director
Mark C. Trudeau
Number of Meetings Held in Transition Period	2	2	1	1	1
Number of Meetings Held in Fiscal 2017	11	4	5	4	8

Chairman of the Board	Chairperson	Member
Mr. Booth, age 73, and Ms. Gulyas, age 61, are retiring from the Board and, therefore, are not standing for re-election and will no longer serve as members of the Board of Directors following the 2018 Annual General Meeting on May 16, 2018. Following the 2018 Annual General Meeting, Mr. Russell will succeed Mr. Booth as Chairman of the Board and Mr. Norton will succeed Mr. Russell as Chair of the Portfolio Committee. It is also expected that, if elected, Mr. Carter will be appointed to the Audit Committee and Ms. Whitaker will be appointed to the Human Resources and Compensation Committee.

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BOARD OF DIRECTORS AND BOARD COMMITTEES

Audit Committee
The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The current members of the Audit Committee are Ms. Reed, Mr. Booth, and Mr. Russell. Ms. Gulyas served as a member of the Audit Committee until November 17, 2016. If elected, it is anticipated that Mr. Carter will serve as a member of the Audit Committee. Each of them is independent under SEC rules and NYSE listing standards applicable to audit committee members. Ms. Reed is the Chair of the Audit Committee. The Board has determined that Ms. Reed is an audit committee financial expert. The Audit Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to executive compensation. The current members of the Human Resources and Compensation Committee are Mr. Carlucci, Ms. Gulyas and Mr. Norton, each of whom is independent under NYSE listing standards applicable to compensation committee members. Mr. Thompson served as a member of the Human Resources and Compensation Committee until March 1, 2017 while Ms. Gulyas and Mr. Norton were appointed to serve on the Human Resources and Compensation Committee on November 17, 2016 and September 20, 2017, respectively. If elected, it is anticipated that Ms. Whitaker will serve as a member of the Human Resources and Compensation Committee. Mr. Carlucci is the Chair of the Human Resources and Compensation Committee. The Human Resources and Compensation Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board our Corporate Governance Guidelines and taking a general leadership role in our corporate governance. The Nominating and Governance Committee also reviews the succession planning process relating to the Chief Executive Officer. The members of the Nominating and Governance Committee are Mr. Zaccagnino, Mr. Carroll and Dr. Youngblood, each of whom is independent under NYSE listing standards. Mr. Zaccagnino is the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.
Compliance Committee
The Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us. The members of the Compliance Committee are Mr. Carroll, Dr. Youngblood and Mr. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Carroll serves as the Chair of the Compliance Committee. The Compliance Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   15

BOARD OF DIRECTORS AND BOARD COMMITTEES

Portfolio Committee
The Portfolio Committee is appointed by the Board of Directors to assist in fulfilling its oversight responsibility by reviewing, monitoring and advising the full Board on major corporate actions including external business development, portfolio refinement and divestitures, and internal research and development investments and activities. The members of the Portfolio Committee are Mr. Booth, Mr. Carroll, Mr. Norton and Mr. Russell, all of whom are independent under NYSE listing standards. Mr. Carroll and Mr. Norton were appointed to serve on the Portfolio Committee on March 2, 2017 and September 20, 2017, respectively. Mr. Russell currently serves as the Chair of the Portfolio Committee but it is anticipated that Mr. Norton will serve as the Chair of the Portfolio Committee following the 2018 Annual General Meeting of Shareholders. The Portfolio Committee operates under a charter approved by the Board, which is posted on our website at mallinckrodt.com.

16  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors has approved a compensation structure for non-employee directors consisting of equity awards, an annual cash retainer and supplemental cash retainers. This compensation structure was determined in conjunction with the Nominating and Governance Committee, after reviewing data and analyses from the Nominating and Governance Committee’s independent compensation consultant, Willis Towers Watson.
Cash Retainers
Board members.  The cash retainers are paid in quarterly installments at the end of each quarter. Directors joining the Board other than on the first day of a quarter receive a cash retainer pro-rated for the number of days served during their initial quarter of service. During fiscal 2017, the annual cash retainer for all directors was $100,000.
Committee Chairs.  The Chair of the Audit Committee receives a supplemental annual cash retainer of $25,000. The Chair of the Human Resources and Compensation Committee receives a supplemental annual cash retainer of $20,000. The Chairs of the Compliance Committee, the Nominating and Governance Committee and the Portfolio Committee each receive a supplemental annual cash retainer of $15,000.
Committee Members.  Each member of a committee (excluding committee chairs) receives a supplemental annual cash retainer of $5,000.
Non-Executive Chairman of the Board.  Our non-executive Chairman receives a supplemental annual cash retainer of $50,000.
Transition Period. To cover services performed during the transition period, our non-employee directors received retainers representing one-fourth of the annual amounts to reflect the three-month duration of the transition period.
Equity Awards
Restricted Units.  On October 1, 2016, each non-employee director received a grant of restricted units with a value of $73,750 which vested on October 1, 2017, representing a pro-rated annual equity grant to cover services performed during the transition period. At the time of our 2017 Annual General Meeting, each non-employee director received an annual grant of restricted units with a value of $295,000. Additionally, our non-executive Chairman received, at the time of our 2017 Annual General Meeting, additional restricted units with a value of $112,000. The 2017 awards vested on March 1, 2018.
New directors receive a pro-rated annual equity grant. A pro-rated annual equity grant will not be granted to any new director who commences service less than three months prior to the vesting date.
Other
Pursuant to our company-wide Matching Gift Program, we match employee and director contributions to charitable organizations up to $2,500 (which was extended to $3,000 for the period of October 1, 2016 through December 31, 2017 in connection with our transition to a new fiscal year end). Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are provided with chartered private or commercial aircraft in order to travel to and from such meetings.
Director Share Retention and Ownership Guidelines
As set forth in our Corporate Governance Guidelines, all non-employee directors are required to hold Mallinckrodt ordinary shares with a market value of at least five times the annual cash retainer. In determining a director’s ownership, shares held directly as well as shares underlying restricted units subject to time-based vesting (less a 40% tax assumption) are included. Shares underlying unexercised stock options are not included in the calculation. Until the required ownership level is achieved, the non-employee directors are required to retain net after tax shares received upon vesting of restricted units.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   17

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the transition period and the fiscal year ended December 29, 2017. Compensation for Mark C. Trudeau, our President and Chief Executive Officer, is shown in the Summary Compensation Table. Mr. Trudeau receives no additional compensation for his services as a director.
2017 Director Compensation Table

Name	Period	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Melvin D. Booth	2017	160,000	407,000	3,000	570,000
	Transition Period	40,000	73,750	—	113,750
David R. Carlucci	2017	120,000	295,000	—	415,000
	Transition Period	30,000	73,750	—	103,750
J. Martin Carroll	2017	124,167	295,000	1,750	420,917
	Transition Period	30,000	73,750	1,250	105,000
Diane H. Gulyas	2017	105,000	295,000	3,000	403,000
	Transition Period	26,250	73,750	—	100,000
David Y. Norton (3)	2017	30,522	193,179	—	223,701
	Transition Period	—	—	—	—
JoAnn A. Reed	2017	125,000	295,000	—	420,000
	Transition Period	31,250	73,750	—	105,000
Angus C. Russell	2017	120,000	295,000	—	415,000
	Transition Period	30,000	73,750	—	103,750
Virgil D. Thompson (4)	2017	17,500	—	—	17,500
	Transition Period	26,250	73,750	—	100,000
Kneeland C. Youngblood, M.D.	2017	110,000	295,000	—	405,000
	Transition Period	27,500	73,750	—	101,250
Joseph A. Zaccagnino	2017	120,000	295,000	—	415,000
	Transition Period	30,000	73,750	—	103,750

(1)
The amounts reported reflect the aggregate grant date fair value of restricted units granted in fiscal 2017, calculated in accordance with Accounting Standards Codification 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. As of December 29, 2017, Mr. Booth had 7,896 unvested restricted units outstanding, Mr. Norton had 5,601 unvested restricted units outstanding and each other current director listed in the table above had 5,723 unvested restricted units outstanding.

(2)	Reflects Company match of directors’ charitable contributions pursuant to Mallinckrodt’s Matching Gift Program.

(3)	Mr. Norton was appointed to the Board on September 20, 2017.

(4)	Mr. Thompson retired from the Board on March 1, 2017.

18  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION OF EXECUTIVE OFFICERS COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
For purposes of the Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our named executive officers (“NEOs”).

•	Mark C. Trudeau, President and Chief Executive Officer.

•	Matthew K. Harbaugh, Executive Vice President and Chief Financial Officer.

•	Steven Romano, M.D., Executive Vice President and Chief Scientific Officer.

•	Dr. Frank Scholz, Executive Vice President of Global Operations and President, Specialty Generics.

•	Hugh M. O’Neill, Executive Vice President and President, Autoimmune and Rare Diseases.
Fiscal 2017 Company Performance Highlights
In 2017, we made strong progress in strategically reshaping our business to become an innovation-focused specialty pharmaceutical company. With the recent acquisitions of Sucampo Pharmaceuticals, Inc. and other transactions building out our roster of marketed brands as well as our branded pipeline, we are poised to begin fulfilling the promise of the innovative development portfolio we’ve built.
In the last five years we’ve divested declining non-core assets and invested in not only a cadre of strong marketed brands that have established platforms in the hospital and rare diseases spaces, but have also brought in mid- and late-stage development programs that, if approved, will serve patient populations with complex, often devastating conditions and create a company whose success will be driven by patient-centric innovation.
2017 Key performance highlights: You should refer to the more comprehensive discussions contained in our our Annual Report on Form 10-K for the fiscal year ended December 29, 2017 for additional information about these highlights. Key performance highlights for fiscal 2017 include:

•	Net sales were $3.222 billion, compared with $3.381 billion in the prior year, representing a 4.7% decrease.

•	Income from continuing operations was $1.771.2 million, compared with $489.0 million in fiscal 2016.

•	Reduced interest-bearing deferred tax liabilities to $554 million from $1,801 million at December 30, 2016.

•	Diluted earnings per share from continuing operations were $18.09, compared with $4.39 in fiscal 2016.

•	Net cash provided by operating activities was $727.3 million, compared with $1,184.6 million in fiscal 2016.

•
Expanded our Specialty Brands business through the acquisitions of InfaCare Pharmaceutical Corporation, Ocera Therapeutics, Inc. and Sucampo Pharmaceuticals, Inc., including their commercial and developmental products MNK-6105 (OCR-002), AMITIZA® (lubiprostone), RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15%, VTS-270 and CPP-1X/sulindac and the license of NeuroproteXeon Inc.’s investigational, pharmaceutical-grade xenon gas for inhalation therapy.

•
Completed the divestiture of our Nuclear Imaging and Intrathecal businesses and entered into an agreement to sell two of our hemostasis products. Further, we made preparations for and announced in early 2018 the commencement of a process to dispose a portion of our business which is referred to as “the Specialty Generics Disposal Group” to further our strategic evolution to being a brands-focused innovation-driven specialty pharmaceutical growth company.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   19

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
We believe the executive compensation practices put in place by our Board play a key role in driving our performance. These practices are designed to maximize long-term shareholder value and return. These practices reward performance when financial, operational and strategic performance goals are achieved that drive long-term value for our shareholders through the delivery of innovative clinical solutions to providers and diverse patient populations with unmet medical needs. Our compensation practices are heavily weighted toward long-term stock-based compensation (83% for our CEO and an average of 71% for our other NEOs) that aligns the long-term interests of executives with those of shareholders. As such actual realized compensation is higher when we overperform and lower when we underperform. We expect our executives to be fully accountable in pursuing our short and long-term objectives, and have implemented policies and practices that provide appropriate checks and balances to ensure proper compliance and discourage excessive risk-taking behavior.
Management and the Board believe in and apply sound executive compensation practices to promote the alignment of all stakeholders:
What We Do

✓	Align to a peer group that reflects our business model

✓	Engage Independent and expert compensation committee consultants

✓	Ensure the majority of compensation is at risk and paid on performance

✓	Link a substantial portion of total executive compensation to performance and shareholder value creation

✓	Establish challenging threshold performance goals and maximum performance goals that reflect stretch levels of performance

✓	Cap annual cash incentive and long-term performance unit payouts for corporate performance measures at 200% of the target award

✓	Allow for little overlap in performance metrics between annual and long-term incentives, with the exception of revenue which is key strategic focus for the company

✓	Include both relative and absolute performance metrics in our long-term performance units program

✓	Provide minimum vesting of three years on equity awards for executives

✓	Require robust stock ownership guidelines with retention requirement

✓	Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger)

✓	Require non-competition, non-solicitation and confidentiality agreement for eligibility in severance and change in control plans

✓	Ensure freedom for Human Resources and Compensation Committee (“HRCC”) discretion to apply negative adjustments to incentive awards

✓	Have an executive compensation clawback policy that allows us to recover performance-based cash and equity incentive compensation paid to executives in various circumstances, including for misconduct

✓	Review annually our compensation programs and policies to ensure they do not encourage excessive risk-taking

✓	Conduct annual “say-on-pay” advisory votes
What We Don’t Do

✗	Enter into long-term employment contracts with our executive officers (except as required outside the United States)

✗	Provide excessive executive perquisites

✗	Reprice or exchange equity awards without shareholder approval

✗	Allow hedging and pledging of company securities

✗	Provide change of control excise tax gross-ups

✗	Provide any other tax gross-ups to our executives, with the exception of relocation expenses, limited business-related benefits or in connection with expatriate / international assignments

20  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy
Our compensation philosophy provides a governance framework for our executive compensation practices. The HRCC in its process of governance applies sound judgment and discretion in the application of the following:

•	Compensation should strongly align the interests of executive officers with those of patients, employees and shareholders;

•	Compensation policies and practices should support effective governance;

•	Compensation should align management with the long-term financial interests of shareholders through the use of stock-based compensation and executive stock ownership;

•	The focus should be on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) with an explicit role for each element;

•	Compensation should be competitive, but not excessive, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value;

•	Compensation earned should be aligned with company performance and investor returns;

•	Compensation should reward corporate, group and individual performance to encourage collaboration and collective interests, while rewarding key contributors;

•	Compensation should support our business strategy in the areas of patient focus, customer focus, globalization, operational excellence and innovation, as well as our talent strategy;

•	The reward elements should be balanced, with an emphasis on performance-based compensation;

•	Compensation goals and practices should be transparent and easy to communicate, both internally and externally;

•	Goal setting is a key activity and should be conducted in a rigorous manner resulting in targets that reflect stretch, yet achievable, levels of performance; and

•	Pay programs and oversight of these programs should avoid excessive compensation risk that could adversely impact the Company.
Transition Period
On May 17, 2016, our Board of Directors approved a change in our fiscal year end from the last Friday in September to the last Friday in December. As a result, we have included disclosures in certain tables below, including our Summary Compensation Table, covering the three-month transition period of October 1, 2016 through December 30, 2016 (in addition to the twelve-month period of December 31, 2016 through December 29, 2017). Unless otherwise stated, all references to “fiscal 2017” pertain to the twelve-month period covering December 31, 2016 through December 29, 2017, all references to the “transition period” pertain to the three-month period covering October 1, 2016 through December 30, 2016, all references to “fiscal 2016” pertain to the twelve-month period covering September 26, 2015 through September 30, 2016 and all references to “fiscal 2015” pertain to the twelve-month period covering September 27, 2014 through September 25, 2015.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   21

COMPENSATION DISCUSSION AND ANALYSIS

2017 Compensation Program
The following table summarizes the three major elements of our executive compensation program and the objective of each element. They are designed to work together, and the HRCC views the executive compensation program as an integrated total compensation program. The mix of compensation elements varies based on an executive’s position and responsibilities.

Element	Key Features	Objective
Base salary	Fixed cash compensation	Offer a stable income, intended to reflect the market value of the executive’s role, with differentiation for strategic significance, individual capability and experience
Annual incentive compensation
Market-competitive, performance-based cash bonus opportunity tied to achievement of Company and individual goals

Initial calculation for each executive’s annual cash incentive is based on performance versus pre-determined goals tied to financial performance measures. In addition, each executive’s individual performance can modify the amount received
Focus executives on pre-set patient, employee and shareholder value objectives each year and drive specific behaviors that foster short- and long-term growth and profitability
Long-term incentive compensation
Awards of stock options, restricted units and performance units

Stock options generally have ten-year terms and vest in four equal installments on each anniversary of the grant date

Restricted units generally vest in four equal installments on each anniversary of the grant date. Each unit is converted into one ordinary share at vesting

Performance units may be earned from 0% to 200% of the target number of units, based on performance over a three-year performance period. For the fiscal 2017-2019 performance period, half of the performance units are based on our adjusted Net Revenue Compound Annual Growth Rate, while the other half are based on our relative total shareholder return versus a Total Shareholder Return (TSR) performance peer group, in each case over the performance period. To the extent earned, performance units are delivered as ordinary shares after the end of the performance period.

Align the interests of executives with the interests of shareholders in long-term growth and stock performance, reward executives for the achievement of multi-year performance objectives and shareholder value creation and promote retention

The following charts illustrate, for fiscal 2017, the distribution of value among the three elements of direct compensation — base salary, target annual incentive compensation and target long-term incentive compensation — for our CEO and on average for the other NEOs. The long-term equity incentive component is based on the dollar value awarded by the HRCC before conversion to the various forms of equity awards — see the “Fiscal 2017 Long-Term Incentive Compensation” section of this CD&A. Of target total direct compensation, 92% of our CEO’s and, on average, 82% of the other NEOs’ was variable and at risk, either because it is subject to performance goals, the fluctuations of our stock price, or both.

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COMPENSATION DISCUSSION AND ANALYSIS

We provide all employees, including our executive officers, with other benefits, consisting of retirement benefits (including both qualified and non-qualified defined contribution retirement plans), health and welfare benefits and an employee stock purchase plan (U.S. employees). In addition, our executive officers are provided with change in control and severance benefits as well as an executive physical program and an executive financial and tax planning program. These benefits are intended to be competitive with the practices of our peer companies and consistent with shareholder interests.
2017 Say-on-Pay Shareholder Vote
At our 2017 Annual General Meeting, we provided our shareholders with the opportunity to cast an advisory vote on our fiscal 2016 executive compensation program. Over 95% of the votes cast were voted in favor of the proposal. We believe the 2017 say-on-pay vote indicates that our shareholders are generally supportive of our approach to executive compensation. Accordingly, we did not make changes to our executive compensation arrangements in fiscal 2017 in response to our say-on-pay vote. In the future, we will continue to consider the outcome of advisory say-on-pay votes and other shareholder feedback when making compensation decisions regarding our executive officers.
Compensation Decision-Making
Role of the HRCC and Management.  The HRCC makes all decisions regarding senior management compensation, which includes our NEOs and certain other senior officers. The HRCC reviews our executive compensation policies, practices and plans on an ongoing basis to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the market in general. The HRCC meets periodically with management to review compensation policies and specific levels of compensation paid to officers and other key personnel and approves compensation and programs for executive officers other than our CEO. The HRCC reports to the Board on compensation paid to officers and other key personnel and makes recommendations to the Board regarding CEO compensation policies and programs. In addition, our CEO makes recommendations to the HRCC regarding salary adjustments and the setting of annual and long-term incentive targets and awards for executive officers other than himself, including the other NEOs.
In determining the compensation of an executive officer, the HRCC considers various factors, including:

•	Company, business unit and individual performance;

•	Market data on compensation opportunities of officers with similar responsibilities at comparable companies;

•	The officer’s current and future responsibilities and potential contribution to our performance;

•	Retention considerations; and

•	Compensation levels of our executives with similar levels of responsibility (“internal equity”).
Role of the Compensation Consultant.  The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. During the transition period and fiscal 2017, Willis Towers Watson (“WTW”) served as independent

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COMPENSATION DISCUSSION AND ANALYSIS

compensation consultant to the HRCC, compensation paid to WTW for these services totaled approximately $224,000. WTW reports directly to the HRCC, and within their scope of services WTW reviews HRCC materials, attends HRCC meetings, reviews our peer group and competitive positioning of individual executives versus market, assists the HRCC with program design, provides advice to the HRCC as compensation issues arise and provides recommendations on certain specific aspects of our compensation programs. The HRCC assessed the independence of WTW and determined that WTW is independent and that no conflicts of interest exist currently or existed during the transition period or fiscal 2017. WTW also has been retained by the Nominating and Governance Committee as its independent compensation consultant in all matters relating to non-employee director compensation.
Like many industries, the Human Resource Consulting and Advisory Services industry has and continues to experience significant consolidation. As a result, Mallinckrodt has maintained relationships with parts of the legacy organizations that now form WTW. During fiscal 2017, in addition to the Board retaining WTW to provide services to the HRCC, Mallinckrodt management engaged WTW to provide services relating to the strategy and governance of our health and welfare programs, and a one-time engagement in support of the vendor search and transition of our defined contribution retirement plan. Total fees in relation to work in health and wellness and retirement during fiscal 2017 were approximately $430,000. In addition, we participate in a number of WTW general compensation surveys and purchase subsequent U.S. and international compensation reports. In fiscal 2017, our expenditure for these products was approximately $60,000. Not considering the one-time engagement undertaken in fiscal 2017, our average annual expenditure for services from the WTW benefits segments for health and group retirement services and compensation survey data is approximately $200,000.
Peer Group.  When reviewing compensation programs for the executive officers, the HRCC considers the compensation practices of a group of companies of reasonably similar size and that may be in competition with us for talent. Given the rapidly changing business landscape of the pharmaceutical industry, including consolidations, it is important to maintain a current view of peer competitors. The HRCC periodically reviews the peer group and approves changes, based on an established set of criteria and the recommendation of WTW. In March 2016, the HRCC approved a peer group that included the 16 companies listed below for fiscal 2017. The specific companies were selected using objective size criteria, in a range that we believe is appropriate for benchmarking executive compensation. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
The following table sets forth the peer group companies approved by the HRCC for use in the fiscal 2017 competitive analysis of executive compensation:

Alexion Pharmaceuticals, Inc.	Endo International plc	Perrigo Company plc
Biogen Inc.	Impax Laboratories	Shire plc
BioMarin Pharmaceutical Inc.	Incyte Corp.	United Therapeutics Corporation
Celgene Corporation	Jazz Pharmaceuticals plc	Valeant Pharmaceuticals International, Inc.
CSL Limited	Medivation, Inc.*	Vertex Pharmaceuticals Incorporated
Mylan N.V.
* Acquired by Pfizer Inc. in September 2016.
In May 2017, the HRCC, with the assistance of WTW, analyzed this peer group to determine whether it should be revised. After consideration of various factors, the HRCC made the following changes to the peer group, effective for fiscal 2018:

Peer Companies Removed	Peer Companies Added
Celgene Corporation [1]	Horizon Pharma plc
Biogen Inc. [1]	Regeneron Pharmaceuticals, Inc.
Zoetis Inc.
1 Less comparable to us due to size.

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COMPENSATION DISCUSSION AND ANALYSIS

In selecting the peer group, the HRCC considered revenue and market capitalization, in addition to business similarity and our market for executive talent. Summary information is provided below in terms of revenue and market capitalization for the fiscal 2017 peer group at the time the fiscal 2017 peer group was approved by the HRCC (based on publicly available information as of February 16, 2016):

	Revenue for the Last Twelve Months ($ Millions)	Market Capitalization ($ Millions)
75th Percentile	$9,256	$32,079
Median	$3,354	$21,027
25th Percentile	$1,032	$11,458

Mallinckrodt	$3,494	$7,187
Mallinckrodt Percentile	50%	14%
The HRCC also reviews compensation data from life sciences and general industry surveys provided by AON Radford and WTW.
The HRCC maintains a separate, broader peer group that is used to assess Relative Total Shareholder Return (“TSR”) for a portion of the value of Performance Units that vest over a three year performance period. The TSR peer companies and details related to the determination of that peer group are discussed in the Performance Units section beginning on page 31.
Transition Period and Fiscal Year 2017 Executive Compensation Decisions
The HRCC took many factors into account in making compensation decisions during the transition period and in fiscal year 2017. The HRCC process started with the full Board’s review of the Company’s strategy, progress against the stated transformation goals toward becoming a specialty branded pharmaceutical company, operating performance in prior years and performance goals for the coming fiscal year. In addition, with support from WTW, the HRCC looked at the potential impact of current and emerging external factors such as the dynamic competitive landscape for executive talent, a review of compensation data and market trends from the peer group and external surveys. Finally, the HRCC weighed internal factors specific to Mallinckrodt such as executive tenure and experience, role and individual performance.
In considering fiscal 2017, the HRCC recognized the progress against the strategy and the accelerating transformation of the portfolio, as well as many external factors that included changing market dynamics specific to the generics industry, drug pricing, payer and provider behavior and public policy. As always, actions taken by the HRCC considered the Company’s operating plan for fiscal 2017 and the then current share price; furthermore, these actions were aligned to our compensation philosophy and as such aimed to align management and shareholder interests through competitive performance-based compensation that attracted, motivated and retained important talent.
The HRCC approved certain increases in base salary, target bonus levels and long-term incentive targets to reflect market competitive pay, individual capability, tenure and experience and the nature and complexity of individual roles within the business.
In assessing performance, approving payments against the 2017 Global Bonus Plan, and in considering fiscal 2018 compensation, the HRCC recognized the underperformance against stated fiscal 2017 financial goals and the decline in shareholder value realized during the period.
Base Salary
The HRCC evaluates base salaries annually as well as upon a promotion or other change in job responsibility to determine if increases are appropriate. The HRCC, based in part upon the recommendation of our CEO and considering each NEO’s level of responsibility and experience, as well as market data for similar positions at companies in our peer group and issues of pay equity, approved the following base salary increases: for Dr. Scholz effective October 3, 2016 and effective January 1, 2017, as part of the annual review process and to reflect his

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COMPENSATION DISCUSSION AND ANALYSIS

additional responsibilities as President of our Specialty Generics business; and for Mr. O’Neill effective December 26, 2016, as part of the annual review process. In addition, in consultation with the HRCC and WTW, the Board approved a salary increase for Mr. Trudeau effective December 26, 2016, as part of the annual review process. Base salaries for Mr. Harbaugh and Dr. Romano were unchanged during fiscal 2017. A summary of NEO annual base salaries during the transition period and fiscal 2017, along with any corresponding increases, is shown in the following table:

NEO Annual Base Salaries and Adjustments During the Transition Period and Fiscal 2017
	Initial Salary	Ending Salary	Change
Mark Trudeau	$1,000,000	$1,050,000	$50,000 / 5.0%
Matthew Harbaugh	$570,000	$570,000	$0 / 0.0%
Steven Romano, M.D.	$550,000	$550,000	$0 / 0.0%
Dr. Frank Scholz	$460,000	$550,000	$90,000 / 19.6%
Hugh O’Neill	$475,000	$550,000	$75,000 / 15.8%
Transition Period Bonus Plan
In September 2016, the HRCC approved a short-term incentive plan (the “Transition Period Bonus Plan”) designed to reward performance during the transition period since this period was not covered by either the 2016 Global Bonus Plan or the 2017 Global Bonus Plan. Recognizing the volatility that can occur over a three-month period, the HRCC approved a simplified design based upon net sales revenue, as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted to exclude the impact of foreign exchange fluctuations to provide a clear focus on top-line growth. The performance target was set in relation to our annual budget as approved by the Board of Directors, excluding the Nuclear Imaging business given its previously announced sale, and funding for the Transition Period Bonus Plan could range from 0% to 150% of target based upon our performance against this measure. To reflect the three-month duration of the transition period, the HRCC set award targets for each of our NEOs under the Transition Period Bonus Plan as one-fourth of their previously established award targets under the 2016 Global Bonus Plan.
The following chart summarizes the Transition Period Bonus Plan design with respect to the performance targets, actual results and funding.

Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Trans. Period Results	Funding
Net Sales Revenue (in millions)	100%	$753.7	$795.5-879.3	$921.2	$829.9	100%
In March 2017, the HRCC reviewed our net sales revenue results for the transition period of $829.9 million, which resulted in the awards paying out at 100%. The following table summarizes the award targets and the actual amounts received by each of our NEOs pursuant to the Transition Period Bonus Plan.

Transition Period Bonus Plan Award Target and Payout
	Target (% of Salary)	Final Payout ($)
Mark Trudeau	31.25%	$328,250
Matthew Harbaugh	17.50%	$99,800
Steven Romano, M.D.	16.25%	$89,400
Dr. Frank Scholz	16.25%	$81,300
Hugh O’Neill	16.25%	$89,400

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2017 Annual Incentive Awards
Our 2017 Global Bonus Plan is funded on the basis of accomplishment of a preset level of Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, as adjusted for certain items). This is intended to maintain tax deductibility under Section 162(m) of the Internal Revenue Code (“Code”). The HRCC may exercise its authority to use negative discretion to the funding level in determining bonus amounts provided to NEOs.
During fiscal 2017, each NEO participated in the 2017 Global Bonus Plan which is a component of our Stock and Incentive Plan. For fiscal 2017, the HRCC determined the amount payable to our CEO under the 2017 Global Bonus Plan using the following formula:

Individual Annual Incentive Target	×	Individual Funding based on Company Performance	×	Individual Performance Multiplier (0 to 150%)	=	Final 2017 Global Bonus Plan Amount to CEO
For fiscal 2017, the HRCC determined the following formula would be utilized to calculate the amount payable to each NEO (other than our CEO) under the 2017 Global Bonus Plan:

Individual Annual Incentive Target	×	Assess Achievement Against Performance Targets adjusted up or down (0-200% of target)	×	Individual Performance Multiplier (0 to 150%)	=	Final 2017 Global Bonus Plan Amount to Individual NEO
For fiscal 2017, the HRCC determined that the payouts for each of our NEOs (other than Dr. Scholz) would be based upon our achievement against certain specified specialty brands and corporate performance measures (adjusted earnings per share (adjusted EPS), net sales revenue and free cash flow). Dr. Scholz assumed responsibility for the leadership of our Specialty Generics segment in October 2016. For fiscal 2017, recognizing the rapidly changing competitive and pricing dynamics of the generics market, the HRCC determined that a substantial portion of the payout for Dr. Scholz would be based upon achievement against Specialty Generics performance measures, specifically net sales revenue and operating income (weighted at 80%). The remainder (weighted at 20%) would be based upon our achievement against the specified corporate performance measures.
For fiscal 2017, the HRCC established award targets for each of our NEOs under the 2017 Global Bonus Plan as a percentage of their base salary. Based on the assessment of our audited performance, the HRCC may adjust the bonus factor up or down under the maximum determined by our plan. Based on individual performance as recommended by our CEO and determined by the HRCC, individual awards were granted.

2017 Global Bonus Plan Target as a % of Salary
Target (% of Salary)
Mark Trudeau	125%
Matthew Harbaugh	70%
Steven Romano, M.D.	65%
Dr. Frank Scholz	65%
Hugh O’Neill	65%
Performance Measures.  For the 2017 Global Bonus Plan, corporate and business unit performance measures were the primary basis for assessing performance. For executive officers other than our CEO, the CEO recommends individual payouts based on individual targets, corporate performance and individual performance. The HRCC reviews the CEO’s recommendations and approves final payouts.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Financial Objectives. For fiscal year 2017, the corporate performance measures were based upon adjusted earnings per share, or adjusted EPS, net sales revenue and free cash flow. The HRCC believes these measures are key drivers of longer term value creation and key indicators of the current and future strength of our business.

•
Adjusted EPS is defined as diluted earnings per share calculated in accordance with GAAP, as adjusted for certain items and their related tax effects. Adjusted EPS is an important measure because it provides a focus on profitable growth and expense control, and is viewed as a strong indicator of sustained performance over the long term.

•
Net sales revenue represents net sales calculated in accordance with GAAP, as adjusted for certain items. Net sales revenue is an important measure because it is a leading indicator of performance and value creation and provides a clear focus on top-line growth.

•
Free cash flow is defined as cash flow from operating activities less net capital expenditures, both calculated in accordance with GAAP, as adjusted for the impacts to operating cash flows from certain items. Free cash flow is an important measure because it provides focus on generating cash to fund operations and research, focuses executives on expense control and is expected to lead to long-term shareholder value creation.

Business Unit Financial Objectives. For fiscal year 2017, the performance measures for the Specialty Generics business unit were based upon operating income (weighted at 70%) and net sales revenue (weighted at 30%). The HRCC believes that performance against these measures are key for successful navigation of uncertain market conditions and are drivers of longer term value creation

•
Operating income is defined as operating income calculated in accordance with GAAP, as adjusted for certain items and their related tax effects. Operating income is an important measure because it provides a focus on profitable performance, appropriate investment and judicious expense control, and is viewed as a strong indicator of the strength of the business during uncertain market conditions.

•
Net sales revenue represents net sales calculated in accordance with GAAP, as adjusted for certain items. Net sales revenue is an important measure because it is a leading indicator of performance and value creation and provides a clear focus on top-line performance.

The weighted average funding for the 2017 Global Bonus Plan could range from 0% to 200% of target based upon our performance against these measures. The HRCC maintains discretionary authority to further modify the funding, both negatively and positively, subject to the Section 162(m) plan funding maximum.
The performance targets were set in relation to our annual budget as approved by the Board of Directors. For fiscal 2017, the corporate net sales revenue target and the adjusted EPS target under the 2017 Global Bonus Plan were lower than under the 2016 Global Bonus Plan due to several factors, including our sale of the Nuclear Imaging business and Intrathecal Therapy business, an extra week in fiscal 2016 and anticipated challenges in Specialty Generics.
The following chart summarizes the 2017 Global Bonus Plan design with respect to the corporate performance measures, including the relative weighting, performance targets, actual results and weighted average funding for our NEOs.
Corporate Performance Measures
(Applicable to all NEOs)

Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2017 Results(1)	Weighted Average Funding
Adjusted EPS	50%	$7.11	$7.65	$8.18	$7.49	85.0%
Net Sales Revenue (in millions)	30%	$3,135	$3,300	$3,465	$3,225	77.0%
Free Cash Flow (in millions)	20%	$692	$714	$739	$543	—
						66.0%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)
The performance measures used for compensation purposes include non-GAAP financial measures which exclude the effects of certain items which the HRCC believes do not represent ongoing operating results and/or business trends. The categories of these items include: restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; pension settlement charges; recurrent cash tax payments to the IRS associated with internal installment sales transactions; and other items identified by the company.  In addition, these measures are calculated using the share count, tax rate and foreign exchange rates used in our fiscal year 2017 budget. In calculating fiscal 2017 results, the HRCC also excluded certain costs incurred in connection with actions taken as part of our ongoing transformation to become an innovation-driven specialty pharmaceuticals growth company.

The non-GAAP financial measures used in our executive compensation programs exclude certain charges that are included within the comparably-titled non-GAAP financial measures included in our quarterly earnings releases.
For Dr. Scholz, with respect to his responsibilities for the Specialty Generics business, the HRCC determined that a payout at the 130.0% level of performance was appropriate, based upon 154.0% achievement of the Specialty Generics operating income target (weighted at 70%) and 104.0% achievement of the Specialty Generics net sales revenue target (weighted at 30%).
Strategic Imperatives. In addition to performance against financial measures, the HRCC also considers performance that supported the accomplishment of strategic imperatives, and has the ability to adjust the overall size of the executive bonuses, both negatively and positively, subject to Section 162(m) limits. This allows the HRCC to decrease the size of the executive bonuses if, in the HRCC’s opinion, such amounts are not appropriately earned or should not be paid or to reflect individual differentiation when financial performance is at or near maximum.
The key strategic imperatives considered for fiscal 2017, included:

•	Maximize growth;

•	Transform the portfolio;

•	Drive Value; and

•	Build a patient and customer centric high-performing organization.
The HRCC reviewed results in these areas:

Full Year Results
Strategic Imperatives	Fiscal 2017 Imperatives	Results
Maximize Growth	Achieve or exceed net sales target Achieve or exceed branded net sales of 75% of total revenue Accelerate patient access to key products	Overall rating - Partially Achieved: • Below targeted net sales goal • Achieved portfolio mix objective • Behind patient access target
Transform the Portfolio	Accelerate BD&L Progress development and life cycle programs Strengthen evidence generation and dissemination
Overall rating - Achieved
•
Expanded pipeline through completed M&A transactions
•
Completed divestiture of legacy and non-core businesses
•
Announced other accretive acquisition and divestiture of non-core assets
•
Achieved key portfolio development milestones
•
Generated over 130 scientific and HEOR studies

Drive Value	Achieve or exceed SG&A and operating efficiency targets Maximize portfolio durability and competitive position Optimize Specialty Generics performance	Overall rating - Partially Achieved • Year over year SG&A spend reduction • Unfavorable Inomax patent ruling • Successful Specialty Generics optimization

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COMPENSATION DISCUSSION AND ANALYSIS

Build a Patient and Customer-Centric High Performing Organization	Enhance customer centricity Strengthen competitive capabilities Build compelling employee value proposition and operationalize footprint
Overall rating - Achieved
•
Completed Customer Centricity baseline survey
•
Enhanced clinical, medical and commercial capabilities
•
Completed organizational footprint transformation
•
Further enhanced employee engagement
•
National recognition for inclusion and diversity programs

With respect to individual NEO performance modification recommendations the HRCC considered the following:

NEO	Individual Goal Achievement
Matthew Harbaugh	• Tax restructuring delivering significant value • Leadership of SAP implementation
Steven Romano, M.D.
•
Achieved key portfolio development milestones relating to Terlipressin, Acthar and Stratagraft
•
Achieved 20 key portfolio Life Cycle Management milestones
•
Generated 130 scientific and Health Economic studies
•
Recruited key talent and added critical capabilities

Dr. Frank Scholz
•
Exceeded revenue and operating income objectives
•
Established specialty generics as a stand-alone business
•
Improved generics R&D pipeline
•
Recruited certain key talent to the generics and brands organizations
•
Achieved key milestones in biologics modernization program

Hugh O’Neill	• Recruited key talent and added critical commercial capabilities • Slower than planned patient access improvement • Decline in Acthar revenue
Following the conclusion of fiscal 2017, the HRCC reviewed preliminary payout calculations for each NEO based on the performance measures. It also received input from our CEO on the NEOs (other than our CEO). The HRCC determined the amount of the actual payout taking into account the factors described above in order to align the final payout more closely with our financial performance and available pool funding. For our CEO, the Board determined that a payout at the 66% level of performance was appropriate, based on company performance and a 100% individual multiplier.

	Target and Performance Multiplier				Individual Modifier				Final 2017 Global Bonus Plan Payout
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	x	Multiplier
Mark Trudeau	$1,312,500	x	66%	=	$866,250	x	100%	=	$866,250
Matthew Harbaugh	$399,000		66%		$263,340		115%		$302,800
Steven Romano, M.D.	$357,500		66%		$235,950		145%		$342,100
Dr. Frank Scholz (1)	$357,500		117.2%		$418,990		115%		$481,800
Hugh O’Neill	$357,500		66%		$235,950		85%		$200,600

(1)
For Dr. Scholz, the performance multiplier of 117.2% reflects performance of 130.0% against the Specialty Generics performance measures (which were weighted at 80%) and performance of 66.0% against the corporate performance measures (which were weighted at 20%).

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2017 Equity Grants
For fiscal 2017, our long-term incentive compensation program consisted of our annual equity grant, which was increased in size this year by 25% for all NEOs except for Mr. Trudeau to reflect the services provided during three-month transition period, and a special one-time performance grant intended to ensure continuity for hard to recruit senior executive talent and create incentives aligned with our multi-year business strategies, all of which were granted under our Stock and Incentive Plan. Mr. Trudeau did not receive any additional grants beyond his standard annual equity grant. The annual equity grant consisted of a mix of performance units (weighted 40%), non-qualified stock options (weighted 40%) and restricted units (weighted 20%) while the special one-time performance grants consisted of a mix of performance units (weighted 50%) and non-qualified stock options (weighted 50%). The table below sets forth the target award opportunities with respect to long-term incentive compensation for equity grants made during fiscal 2017.
Target Award Opportunities

	Annual Equity Grants				Grants to Reflect Transition Period				Special Performance Grants
Name	Target Performance Units($)	Stock Options($)	Restricted Units($)	Total($)	Target Performance Units($)	Stock Options($)	Restricted Units($)	Total($)	Target Performance Units($)	Stock Options($)	Total($)
Mark Trudeau	4,600,000	4,600,000	2,300,000	11,500,000	—	—	—	—	—	—	—
Matthew Harbaugh	1,100,000	1,100,000	550,000	2,750,000	275,200	275,200	137,600	688,000	1,167,500	1,167,500	2,335,000
Steven Romano, M.D.	880,000	880,000	440,000	2,200,000	220,000	220,000	110,000	550,000	1,100,000	1,100,000	2,200,000
Dr. Frank Scholz	800,000	800,000	400,000	2,000,000	200,000	200,000	100,000	500,000	1,000,000	1,000,000	2,000,000
Hugh O'Neill	800,000	800,000	400,000	2,000,000	200,000	200,000	100,000	500,000	1,000,000	1,000,000	2,000,000
Performance units.  We grant performance units to create incentives for executives to achieve long-term performance goals aligned with our multi-year business strategies. Performance units represent unissued ordinary shares; we do not issue ordinary shares until the applicable performance-based vesting requirements are satisfied. The vesting requirements for performance units granted to NEOs during fiscal 2017 are based upon adjusted net revenue compound annual growth rate (“Net Revenue CAGR”) and relative total shareholder return (“TSR”), each weighted at 50%, over a three-year performance period (fiscal 2017 to fiscal 2019).

•
Net Revenue CAGR for the Company will be calculated for fiscal 2017 - fiscal 2019 (December 31, 2016 - December 27, 2019) using non-GAAP Net Sales Revenue where GAAP Net Sales Revenue has been adjusted to exclude the impact of both acquisitions and divestitures during the performance period.

•
Relative TSR means our total shareholder return as compared against a broad performance peer group of pharmaceutical and life sciences companies, listed below. This group of companies is broader than the peer group of companies used for competitive comparisons of executive compensation, and it includes some companies that are much larger or much smaller than Mallinckrodt. The HRCC believes that use of a larger comparison group for measuring our TSR better reflects our market performance against the broad industry, even though some of the companies in the performance group would not be reasonable comparators for the compensation peer group because of extreme differences in size. The HRCC periodically reviews the TSR peer group and approves changes, based on the recommendation of WTW. The relative TSR measure provides a “total picture” of our performance and will balance the achievement of absolute internal goals (Net Revenue CAGR) with relative performance against our peers in a measure that is directly linked with long-term shareholder value creation. The relative TSR peer group companies approved by the HRCC for the 2017 grants are:

Abbvie Inc.	Eli Lilly and Company	Novo Nordisk A/A
Actelion Ltd. *	Endo International plc	Opko Health, Inc.
Akorn, Inc. *	Genus plc	Orion Oyj
Alexion Pharmaceuticals	Gilead Sciences Inc.	Pacira Pharmaceuticals, Inc.
Alkermes plc	Hikma Pharmaceuticals plc	Perrigo Company plc

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COMPENSATION DISCUSSION AND ANALYSIS

Allergan plc	Horizon Pharma plc	Philbro Animal Health Corporation
Almirall, S.A.	Impax Laboratories Inc.	Regeneron Pharmaceuticals Inc.
Amgen Inc.	Incyte Corporation	Sanofi
AstraZeneca plc	Indivior plc	Shire plc
Biogen Inc.	Intrexon Corporation	Swedish Ophan Biovitrum AB
BioMarin Pharmaceutical Inc.	Ionis Pharmaceuticals, Inc.	Taro Pharmaceutical Industries Ltd.
Boiron SA	Ipsen S.A.	Teva Pharmaceutical Industries Ltd.
Bristol-Myers Squibb	Jazz Pharmaceuticals plc	United Therapeutics Corporation
Catalent, Inc.	Merck & Co., Inc.	Valeant Pharmaceuticals Intl.
Celgene Corporation	Merck KGaA	Vertex Pharmaceuticals Inc.
Cepheid *	Mylan N.V.	Virbac SA
Depomed, Inc.	Myriad Genetics, Inc.	Zoetis, Inc.
* subsequently removed from TSR peer group as a result of acquisition
These companies were selected because they are within our industry and represent potential alternative investment choices for our shareholders.
Non-qualified stock options.  We grant stock options to create incentives for our executives to take actions and make decisions that align with long-term shareholder value and stock price growth. Non-qualified stock options generally permit a NEO to purchase ordinary shares at a per-share exercise price equal to the fair market value of ordinary shares on the date of grant. Fair market value is equal to the closing price of ordinary shares as reported on the NYSE on the grant date. Options granted to NEOs during fiscal 2017 as part of the annual equity grant ordinarily have a 10 year term and vest one-quarter annually beginning on the first anniversary of the grant date. The options granted to NEOs during fiscal 2017 in connection with the special one-time performance grant ordinarily vest in their entirety on the fourth anniversary of the grant date.
Restricted units.  We grant restricted units to align the interests of management and shareholders and to promote retention of key talent over the vesting period. Restricted units represent unissued ordinary shares; we do not issue ordinary shares until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive receives ordinary shares without restriction. Restricted units granted to NEOs during fiscal 2017 vest one-quarter annually beginning on the first anniversary of the grant date.
The HRCC, with input from our CEO for the other NEOs, in consideration of each NEO’s level of responsibility and market data for similar positions at companies in our peer group sets long-term incentive grant value targets as percentages of base salary. For fiscal 2017, the target levels for each of the NEOs (other than Mr. Harbaugh) were increased to reflect levels of responsibility and market data for similar positions in our peer group. In addition, to reflect services provided during the three month transition period, the long-term grant value targets were increased by 25% while the special one-time performance grant value targets were based on a percentage (ranging from 70%-100%) of the long-term incentive grant value targets. The target grant values were then converted to equity amounts based on grant-date fair values. By using this value approach, the number of stock options, restricted units and performance units will vary from year to year based on, among other things, our share price at the time of grant, even though the awards may have the same dollar value under the valuation methodologies.

32  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the target long-term incentive compensation grant value for the fiscal 2017 equity awards, along with the target number of performance units, and the number of stock options and restricted units granted to each NEO, reflective of the 40%, 40% and 20% weighting, respectively, described above.
Fiscal 2017 Long-Term Incentive Compensation

Name	Target ($)	Target Number of Performance Units (#)	Number of Stock Options (#)	Number of Restricted Units (#)
Mark Trudeau	11,500,000	76,681	249,785	44,462
Matthew Harbaugh	2,750,000	18,338	59,731	10,633
Steven Romano, M.D.	2,200,000	14,670	47,785	8,506
Dr. Frank Scholz	2,000,000	13,337	43,441	7,733
Hugh O’Neill	2,000,000	13,337	43,441	7,733
Fiscal 2015 Performance Share Awards Results
The following table shows results for the three year period of the fiscal 2015 Performance Share Awards which was completed on September 29, 2017. The performance measures, each 50% weighted, were Adjusted EBITDA Margin and Relative Total Return to Shareholders. Adjusted EBITDA margin is calculated by taking Adjusted EBITDA and dividing by net sales revenue.

Fiscal 2015 Performance Share Awards Results
Financial Objectives	Threshold (50% Awarded)	Target (100% Awarded)	Maximum (200% Awarded)	Performance Result	Payout %
Adjusted EBITDA Margin (50% weight) (1)	40.9%	43.0%	47.3%	42.0%	76.2%
Relative Total Return to Shareholders (50% weight)	25th Percentile	50th Percentile (Median)	75th Percentile	6th Percentile	0%

(1)
Adjusted EBITDA Margin represents net income before interest, income taxes, depreciation and amortization, adjusted to exclude certain items including discontinued operations; other income; net separation costs; restructuring charges; net immediately expensed up-front and milestone payments; acquisition related costs and non-cash impairment charges.

The following table shows target shares granted and shares that will payout based on performance results. The HRCC determined that Adjusted EBITDA Margin performance was 42.0% which resulted in a payout of 76.2% of target with respect to that portion of the award. The HRCC received external certification from AON Radford for Total Return to Shareholder results compared to the predetermined peer group, which showed that Mallinckrodt’s Relative Total Return to Shareholders ranked at the 6th percentile, or below the minimum threshold, resulting in no payout with respect to that portion of the award. Since each performance measure was weighted equally, the 2015 Performance Share Awards ended up paying out at 38.1% of target as reflected in the table below.

Fiscal 2015 Performance Share Awards Grants and Payouts
Name	Grant Value ($) (1)	Shares Granted (#)	Shares Earned (#)	Realized Value ($) (2)
Mark Trudeau	3,100,000	26,367	10,046	236,282
Matthew Harbaugh	742,000	6,311	2,405	56,566
Steven Romano, M.D.(3)	—	—	—	—
Dr. Frank Scholz	430,000	3,658	1,394	32,787
Hugh O’Neill	475,000	4,041	1,540	36,221

(1)	On the date of grant, the closing sales price per share of our ordinary shares as reported on the NYSE was $97.00.

(2)	On the date of vesting, the closing sales price per share of our ordinary shares as reported on the NYSE was $23.52.

(3)	Dr. Romano was not employed at the time the Fiscal 2015 Performance Share Awards were issued.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2018 Compensation Considerations
As stated earlier in the introductory comments under “Transition Period and Fiscal Year 2017 Executive Compensation Decisions,” in considering compensation actions for fiscal 2018, the HRCC recognized many factors including: current competitive trends, changing industry dynamics, fiscal 2017 performance and the loss of shareholder value resulting from the decline in share price. For fiscal 2018, the HRCC has approved total compensation targets for Mr. Trudeau, Mr. Harbaugh and Mr. O’Neill that are approximately 11% below their respective target opportunity for fiscal 2017.
Other Benefits
We provide NEOs the same benefits that are provided to all employees, including defined contribution retirement benefits, health and welfare benefits and an employee stock purchase plan. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.
Retirement Benefits.  The NEOs are eligible to participate in our Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Code limitations. For more information regarding the Mallinckrodt Supplemental Savings Plan, see “Executive Compensation Tables — Non-Qualified Deferred Compensation.”
Bonus for Stock Exchange Program. From time to time, the NEOs may be eligible to participate in our Bonus for Stock Exchange Program which provides an additional opportunity for executive officers and other senior employees to accumulate ordinary shares. Under this program, participating employees may elect to exchange all or a portion of their bonus (not to exceed the target level) for restricted units granted. The company matches an additional 25% amount in restricted units as compensation for the delay in receiving the bonus and the risk of forfeiture. Amounts deferred pay out in the form of ordinary shares, in three equal annual installments beginning on the first anniversary of the grant date. No NEOs elected to participate in this program with respect to either the Transition Period Bonus Plan or the 2017 Global Bonus Plan. The HRCC elected to discontinue this program effective in 2018.
International Assignment Benefits. We ensure that employees who are sent on an assignment outside of their home country are subject to substantially the same income tax liability as they would have paid in the U.S. pursuant to our tax equalization program. Each such employee is responsible for a theoretical U.S. income tax liability based on an estimate of his or her anticipated U.S. income tax liability, and we are responsible for any home country and assignment country taxes in excess of that amount. We deduct hypothetical income taxes from the employee’s compensation during the tax year and pay any assignment country taxes on his or her behalf. Mr. Trudeau and Dr. Scholz were each provided with these benefits during all or part of fiscal 2017 as Mr. Trudeau and Dr. Scholz are employed on a partial secondment arrangement to the United Kingdom.
Health and Welfare Benefits.  The health and welfare benefits we provide to the NEOs are offered to all eligible U.S. based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.
Additional Benefits.  We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executives to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically benchmarked versus comparable companies and intended to be competitive for our industry. Under our business travel expense policy, we will reimburse executive officers who are required to spend 90 days per year in the United Kingdom for up to four trips per year for their spouse or partner to visit them. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel. In these circumstances, we reimburse executive officers for the income taxes associated with these travel expenses.
Employee Stock Purchase Plan.  Our Board of Directors adopted, and our shareholders approved, our 2016 Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. Eligible employees authorize payroll deductions to be made

34  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

for the purchase of ordinary shares and, for fiscal 2017, we provided a 15% discount for all employees who participated in this program for up to $25,000 of an employee’s payroll deductions in the calendar year. Shares utilized were treasury shares and are required to be held by participants for 12 months after purchase.
Severance Benefits.  We maintain an executive severance plan that provides benefits to our senior executives upon an involuntary termination of employment for any reason other than cause, permanent disability or death. We provide this plan to enable our executives to devote their full attention to our business by ensuring they will have some financial security in the event of an involuntary termination of employment without cause. Severance benefits, in the form of base salary continuation, bonus and health benefits are generally payable for 18 months (24 months for our CEO) following a qualifying termination of employment. Executives whose employment is involuntarily terminated without cause during the first twelve months of employment receive base salary continuation and health benefits for 9 months (12 months for our CEO) and do not receive a bonus. Receipt of these benefits is conditioned upon the executive signing a release of any claims against us.
Change in Control Benefits.  We maintain a change in control plan that provides benefits to certain senior executives upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control (a double-trigger arrangement). We provide this plan to encourage our executives to remain neutral in the face of a potential transaction that may benefit shareholders but result in the loss of the executive’s employment. Benefits are generally payable following a qualifying termination of employment in a lump-sum cash payment equal to 1.5 times (two times for our CEO) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards (double-trigger), continued subsidy for health plan premiums for an 18-month period (24 months for our CEO) and outplacement services. Receipt of change in control severance benefits is conditioned upon the executive signing a release of any claims against us. The plan does not provide excise tax gross-ups.
Share Ownership Requirements
To reinforce the alignment of management and shareholder interests, the Board established share ownership requirements under which executive officers are expected to hold equity with a value expressed as a multiple of base salary as follows:

CEO	5 times base salary
Other Executive Officers	3 times base salary
In determining an executive’s ownership, shares held directly as well as shares underlying restricted units (less a 40% tax assumption) are included. Shares underlying unexercised stock options and unvested performance units are not included in the calculation. Until the required share ownership level is achieved, the executives are required to retain at least 50% of net profit shares. Net profit shares are shares remaining after payment of the exercise price, if applicable, and taxes upon the exercise of stock options, vesting of restricted units and earn-out of performance units. Due to the significant decline in the Company’s stock price since the end of fiscal 2016, none of our executive officers met their ownership requirements as of the end of fiscal 2017.
Anti-Hedging/Anti-Pledging Policy
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our General Counsel if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   35

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Recovery Policy (“Clawback”)
Since its separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014, and was recently amended in response to a productive engagement between members of the Board and certain shareholders. Mallinckrodt’s policy states that in the event of (i) a restatement of financial or operating results due to material non-compliance with financial reporting requirements or (ii) misconduct resulting in a material violation of the Company’s policies that results in significant harm to the Company, the HRCC is authorized to recover (“clawback”) any incentive compensation that was overpaid to certain employees, including NEOs, taking into account such factors as the HRCC deems appropriate.
Deductibility of Executive Compensation
The HRCC has generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Code when consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to NEOs.
The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the HRCC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. The Transition Period Bonus Plan does not qualify for tax deduction under Section 162(m).

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation
The Human Resources and Compensation Committee (“HRCC”) is responsible for the oversight of our compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the HRCC has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
Based on the review and discussions referred to above, the HRCC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Mallinckrodt’s Proxy Statement for the 2018 Annual General Meeting of Shareholders, which will be filed with the Securities and Exchange Commission.
Human Resources and Compensation Committee
David R. Carlucci, Chairman
Diane H. Gulyas
David Y. Norton

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COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Tables
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark C. Trudeau	2017	1,050,000	—	7,813,805	4,600,016	866,250	696,639	15,026,710
President and Chief Executive Officer	Trans. Period	230,769	—	—	—	328,250	55,761	614,780
	2016	1,038,461	—	5,876,436	3,900,004	1,587,500	245,065	12,647,466
	2015	1,005,769	—	4,445,289	2,995,289	1,053,750	228,409	9,728,506

Matthew K. Harbaugh	2017	570,000	—	3,731,411	2,542,720	302,800	56,262	7,203,193
Executive Vice President and Chief Financial Officer	Trans. Period	131,538	—	—	—	99,800	12,909	244,247
	2016	581,154	—	1,661,817	1,100,003	557,400	96,456	3,996,830
	2015	533,462	—	1,064,059	716,946	312,753	72,256	2,699,476

Steven Romano, M.D.	2017	550,000	—	3,168,250	2,200,000	342,100	53,956	6,314,306
Executive Vice President and Chief Science Officer	Trans. Period	126,923	—	—	—	89,400	7,615	223,938

Dr. Frank Scholz	2017	549,038	—	2,880,221	2,000,004	481,800	104,983	6,016,046
Executive Vice President of Global Operations and President, Specialty Generics	Trans. Period	115,385	—	—	—	81,300	19,669	216,354
	2016	469,616	—	914,151	600,016	417,700	122,897	2,524,380
	2015	430,000	—	616,732	415,487	254,000	57,366	1,773,585

Hugh M. O’Neill	2017	550,000	—	2,880,221	2,000,004	200,600	63,407	5,694,232
Executive Vice President and President, Autoimmune and Rare Diseases	Trans. Period	109,615	—	—	—	89,400	36,007	235,022
	2016	493,270	—	1,020,076	680,003	490,500	104,632	2,788,481
	2015	454,808	—	681,283	458,968	207,869	459,032	2,261,960

(1)
The amounts reported represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted units, performance units and stock option awards granted to each of our NEOs during fiscal 2017. For performance units, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for the proxy officers (other than Dr. Romano) for fiscal years 2017, 2016 and 2015, respectively, would be: Mr. Trudeau, $10,948,114, $9,792,445 and $10,226,177; Mr. Harbaugh, $6,051,938, $2,762,014 and $2,447,658; Dr. Scholz, $4,760,397, $1,506,609 and $1,418,719; and Mr. O’Neill, $4,760,397, $1,707,490 and $1,567,261. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for Dr. Romano for fiscal year 2017 would be $5,236,408. Further information regarding the fiscal 2017 awards is included in the Fiscal 2017 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2017 Fiscal Year-End Table and the CD&A.

Amounts reported do not correspond to the actual value that may be recognized by the NEOs, which may be higher or lower based on a number of factors, including our performance, stock price fluctuations and applicable vesting. For additional information relating to assumptions made in the valuation for current year awards reflected in these columns, see Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2017.
For fiscal 2017, the Stock Awards column includes $465,056 for Mr. Harbaugh; $371,879 for Dr. Romano; $338,000 for Dr. Scholz and $338,000 for Mr. O’Neill, respectively, related to restricted units and performance units granted with respect to the transition period and $1,389,413 for Mr. Harbaugh; $1,309,102 for Dr. Romano; $1,190,099 for Dr. Scholz and $1,190,099 for Mr. O’Neill, respectively, related to performance units granted in connection with the one-time special performance grant. For fiscal 2017, the Option Awards column includes $275,207 for Mr. Harbaugh; $219,996 for Dr. Romano; $199,997 for Dr. Scholz and $199,997 for Mr. O’Neill, respectively, related to stock option awards granted with respect to the transition period and $1,167,513 for Mr. Harbaugh; $1,100,000 for Dr. Romano; $1,000,002 for Dr. Scholz and $1,000,002 for Mr. O’Neill, respectively, related to stock option awards granted in connection with the one-time special performance grant.

(2)
The amounts reported represent incentive cash awards paid to the NEOs under our 2017 Global Bonus Plan and our short-term incentive plan for the transition period. For information regarding the calculation of these awards, see the CD&A.

(3)
The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, executive financial planning, relocation benefits, expatriate and international assignment benefits, executive physicals, executive financial planning and tax reimbursements. We also have Company-purchased tickets to athletic or other events which are generally used for business purposes. In limited instances our named executive officers may have personal use of Company-purchased event tickets when they are not being used for business purposes. No amounts are included because there is no incremental cost to us of such personal use. The following table shows the specific amounts included in the All Other Compensation column of the Summary Compensation Table for the transition period and fiscal 2017.

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COMPENSATION OF EXECUTIVE OFFICERS

ALL OTHER COMPENSATION

Name	Period	Contributions to Retirement Savings Plan ($)	Credits to Supple-mental Savings Plan ($)	Relocation Benefits ($)	International Assignments ($) (1)	Tax Reimburse-ment Payments ($) (2)(3)(4)	Other ($)(5)	Total ($)
Mark C. Trudeau	Fiscal 2017	16,090	66,495	—	20,355	576,159	17,540	696,639
	Transition Period	—	13,846	—	—	41,915	—	55,761
Matthew K. Harbaugh	Fiscal 2017	15,880	23,988	—	—	38	16,356	56,262
	Transition Period	—	12,909	—	—	—	—	12,909
Steven Romano, M.D.	Fiscal 2017	16,200	22,164	—	—	127	15,465	53,956
	Transition Period	—	7,615	—	—	—	—	7,615
Dr. Frank Scholz	Fiscal 2017	14,904	21,621	—	—	53,318	15,140	104,983
	Transition Period	—	8,427	—	—	11,080	162	19,669
Hugh M. O’Neill	Fiscal 2017	13,955	24,409	—	—	8,406	16,637	63,407
	Transition Period	—	36,007	—	—	—	—	36,007

(1) As part of international assignments, executives who are assigned to the United Kingdom for 90 days or more may submit travel expenses for their partner or spouse for up to four trips per year. These expenses are grossed up for taxes. Additional information is available in the Additional Benefits section of the CD&A.
(2) Tax reimbursement related to the Mallinckrodt’s company-wide iMpact Recognition and Rewards Program: Messrs. Harbaugh: $38 and O’Neill: $30 and Drs. Scholz: $76 and Romano: $127 received.
(3) Mr. Trudeau and Mr. O’Neill received tax reimbursement for expenses incurred by partners or spouses who were requested to attend an annual national sales recognition program.
(4) Pursuant to footnote (1) of the All Other Compensation table included above, Mr. Trudeau and Dr. Scholz received tax reimbursement as part of their international assignments.
(5) Includes amounts for executive physicals and executive financial planning.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   39

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards
The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our NEOs in fiscal 2017 under the Stock and Incentive Plan.

•	“GBP” is the annual cash incentive award payable pursuant to our 2017 Global Bonus Plan.

•	“PSUs” are restricted unit awards subject to performance-based vesting.

•	“RSUs” are restricted unit awards subject to time-based vesting.

•	“Options” are nonqualified stock options subject to time-based vesting.
For a more complete understanding of the table, please read the footnotes that follow the table, as well as the related discussion in the CD&A.
FISCAL 2017 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Commit-tee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Under-lying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark C. Trudeau
GBP			656,250	1,312,500	3,937,500
PSUs	1/3/2017	11/16/2016				19,170	76,681	153,362							5,474,057
RSUs	1/3/2017	11/16/2016								44,462	(4)				2,300,019
RSUs	1/3/2017									768	(5)				39,729
Options	1/3/2017	11/16/2016										249,785	(4)	51.73	4,600,016
Matthew K. Harbaugh
GBP			199,500	399,000	1,197,000
PSUs	1/3/2017	11/16/2016				4,585	18,338	36,676							1,309,102
PSUs	1/3/2017	11/16/2016				1,147	4,587	9,174	(6)						327,454
PSUs	1/3/2017	11/16/2016				4,866	19,463	38,926	(7)						1,389,413
RSUs	1/3/2017	11/16/2016								10,633	(4)				550,045
RSUs	1/3/2017	11/16/2016								2,660	(8)				137,602
RSUs	1/3/2017									344	(5)				17,795
Options	1/3/2017	11/16/2016										59,731	(4)	51.73	1,100,000
Options	1/3/2017	11/16/2016										14,944	(9)	51.73	275,207
Options	1/3/2017	11/16/2016										63,397	(10)	51.73	1,167,513
Steven Romano, M.D.
GBP			178,750	357,500	1,072,500
PSUs	1/3/2017	11/16/2016				3,668	14,670	29,340							1,047,253
PSUs	1/3/2017	11/16/2016				917	3,668	7,336	(6)						261,849
PSUs	1/3/2017	11/16/2016				4,585	18,338	36,676	(7)						1,309,102
RSUs	1/3/2017	11/16/2016								8,506	(4)				440,015
RSUs	1/3/2017	11/16/2016								2,127	(8)				110,030
Options	1/3/2017	11/16/2016										47,785	(4)	51.73	880,004
Options	1/3/2017	11/16/2016										11,946	(9)	51.73	219,996
Options	1/3/2017	11/16/2016										59,731	(10)	51.73	1,100,000
Dr. Frank Scholz
GBP			178,750	357,500	1,072,500
PSUs	1/3/2017	11/16/2016				3,334	13,337	26,674							952,094
PSUs	1/3/2017	11/16/2016				834	3,334	6,668	(6)						238,006
PSUs	1/3/2017	11/16/2016				4,168	16,671	33,342	(7)						1,190,099
RSUs	1/3/2017	11/16/2016								7,733	(4)				400,028
RSUs	1/3/2017	11/16/2016								1,933	(8)				99,994

40  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Options	1/3/2017	11/16/2016										43,441	(4)	51.73	800,005
Options	1/3/2017	11/16/2016										10,860	(9)	51.73	199,997
Options	1/3/2017	11/16/2016										54,301	(10)	51.73	1,000,002
Hugh M. O’Neill
GBP			178,750	357,500	1,072,500
PSUs	1/3/2017	11/16/2016				3,334	13,337	26,674							952,094
PSUs	1/3/2017	11/16/2016				834	3,334	6,668	(6)						238,006
PSUs	1/3/2017	11/16/2016				4,168	16,671	33,342	(7)						1,190,099
RSUs	1/3/2017	11/16/2016								7,733	(4)				400,028
RSUs	1/3/2017	11/16/2016								1,933	(8)				99,994
Options	1/3/2017	11/16/2016										43,441	(4)	51.73	800,005
Options	1/3/2017	11/16/2016										10,860	(9)	51.73	199,997
Options	1/3/2017	11/16/2016										54,301	(10)	51.73	1,000,002

(1)
The amounts reported reflect threshold, target and maximum award amounts for fiscal 2017 that were set in fiscal 2017 under the Global Bonus Plan, which is an element of our Stock and Incentive Plan. The actual amounts earned by each NEO pursuant to such awards are reported under the Non-Equity Plan Incentive Compensation column of the Summary Compensation Table.

(2)
The amounts reported reflect threshold, target and maximum award amounts for performance units granted to each of our NEOs during fiscal 2017. The actual amounts are contingent upon the satisfaction of performance-based vesting requirements of Net Revenue CAGR and relative TSR, each weighted at 50%, over a three-year performance period (fiscal 2017 — fiscal 2019).

(3)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718 of performance units, restricted units and stock option awards issued to each of our NEOs during fiscal 2017.

(4)	Grants of stock options and restricted units scheduled to vest in four equal amounts on each of January 3, 2018, 2019, 2020 and 2021.

(5)
Company match grants of restricted units made to participants in the Bonus for Stock Exchange Program on January 3, 2017 which vest one third each on January 3, 2018, January 3, 2019 and January 3, 2020.

(6)	The amounts reported reflect threshold, target and maximum award amounts for performance units granted for the transition period.

(7)
The amounts reported reflect threshold, target and maximum award amounts for performance units granted to specific NEOs during fiscal 2017 for retention purposes. The actual amounts are contingent upon the satisfaction of performance-based vesting requirements of Net Revenue CAGR and relative TSR, each weighted at 50%, over a three-year performance period (fiscal 2017 - fiscal 2019).

(8)	Grants of restricted stock units for the transition period.

(9)	Grants of stock options for the transition period.

(10)	Grants of stock options to certain NEOs during fiscal 2017 for retention purposes. Scheduled to vest in its entirety on January 3, 2021.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   41

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding stock option awards and unvested restricted unit and performance unit awards held by each NEO and the corresponding market value as of December 29, 2017. For a more complete understanding of the table, please read the footnotes that follow the table.
OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Trudeau	17,904	—	(1)	37.85	1/31/2022	—		—	—		—
	38,875	—	(2)	41.73	12/2/2022	—		—	—		—
	234,437	—	(3)	44.00	6/30/2023	81,819	(4)	1,845,837	—		—
	42,361	21,181	(5)	51.35	1/1/2024	3,506	(6)	79,095	—		—
	54,007	54,007	(7)	96.96	1/2/2025	7,993	(8)	180,322	52,734	(9)	1,189,679
	43,882	131,646	(10)	72.61	1/4/2026	20,142	(11)	454,404	95,350	(12)	2,151,096
						1,210	(13)	27,298	—		—
		249,785	(14)	51.73	1/3/2027	44,462	(15)	1,003,063	153,362	(16)	3,459,847
						3,837	(17)	86,563	—		—
Matthew K. Harbaugh	9,728	—	(18)	33.67	11/30/2021	—		—	—		—
	12,934	—	(18)	33.67	11/30/2021	—		—	—		—
	2,104	—	(19)	37.85	1/31/2022	—		—	—		—
	4,808	—	(19)	37.85	1/31/2022	—		—	—		—
	15,958	—	(2)	41.73	12/2/2022	—		—	—		—
	25,072	—	(3)	44.00	6/30/2023	—		—	—		—
	14,526	4,843	(5)	51.35	1/1/2024	802	(6)	18,093	—		—
	12,927	12,927	(7)	96.96	1/2/2025	1,914	(8)	43,180	12,622	(9)	284,752
	12,377	37,131	(10)	72.61	1/4/2026	5,682	(11)	128,186	26,894	(12)	606,729
	—	—				539	(13)	12,160	—		—
	—	59,731	(14)	51.73	1/3/2027	10,633	(15)	239,880	36,676	(16)	827,411
	—	14,944	(20)	51.73	1/3/2027	2,660	(21)	60,010	9,174	(22)	206,965
	—	63,397	(23)	51.73	1/3/2027	1,718	(17)	38,758	38,926	(24)	878,171
Steven Romano, M.D.	5,637	5,638	(25)	120.27	7/1/2025	1,663	(25)	37,517	—		—
	5,572	16,716	(10)	72.61	1/4/2026	2,558	(11)	57,708	12,108	(12)	273,156
	—	—				636	(13)	14,348	—		—
	—	47,785	(14)	51.73	1/3/2027	8,506	(15)	191,895	29,340	(16)	661,910
	—	11,946	(20)	51.73	1/3/2027	2,127	(21)	47,985	7,336	(22)	165,500
	—	59,731	(23)	51.73	1/3/2027	—		—	36,676	(24)	827,411
Dr. Frank Scholz	7,472	2,491	(25)	62.59	4/1/2024	413	(26)	9,317	—		—
	3,113	3,114	(25)	62.59	4/1/2024	1,031	(26)	23,259	—		—
	7,491	7,492	(7)	96.96	1/2/2025	1,109	(8)	25,019	7,316	(9)	165,049
	6,751	20,254	(10)	72.61	1/4/2026	3,099	(11)	69,913	14,670	(12)	330,955
	—	—				645	(13)	14,551	—		—
	—	43,441	(14)	51.73	1/3/2027	7,733	(15)	174,456	26,674	(16)	601,765
	—	10,860	(20)	51.73	1/3/2027	1,933	(21)	43,608	6,668	(22)	150,430
	—	54,301	(23)	51.73	1/3/2027	—		—	33,342	(24)	752,196
Hugh M. O’Neill	11,296	3,766	(5)	51.35	1/1/2024	624	(6)	14,077	—		—
	4,707	4,707	(27)	51.35	1/1/2024	1,558	(28)	35,148	—		—
	8,275	8,276	(7)	96.96	1/2/2025	1,225	(8)	27,636	8,082	(9)	182,330

42  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

7,651	22,954	(10)	72.61	1/4/2026	3,513	(11)	79,253	16,626	(12)	375,083
—	43,441	(14)	51.73	1/3/2027	7,733	(15)	174,456	26,674	(16)	601,765
—	10,860	(20)	51.73	1/3/2027	1,933	(21)	43,608	6,668	(22)	150,430
—	54,301	(23)	51.73	1/3/2027	—		—	33,342	(24)	752,196
Unless otherwise specified, stock option and restricted unit awards vest one-quarter annually, beginning on the first anniversary of the grant date.

(1)
Represents stock options granted on February 1, 2012 to Mr. Trudeau in connection with his commencement of employment with Covidien as President of its Pharmaceuticals business, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(2)	Represents stock options granted on December 3, 2012, which vest one third on each of the 2nd, 3rd and 4th anniversaries of the grant date.

(3)	Represents stock options granted on July 1, 2013 in connection with the separation from Covidien, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(4)
Represents restricted units granted on July 1, 2013 in connection with the separation from Covidien, which vest 50% on each of the 3rd and 4th anniversaries of the grant date; except for the grant to Mr. Trudeau, which vests in full on the 5th anniversary of the grant date.

(5)	Represents stock options granted on January 2, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(6)	Represents restricted units granted on January 2, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(7)	Represents stock options granted on January 2, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(8)	Represents restricted units granted on January 2, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(9)
Represents performance units granted on January 2, 2015, which cover the fiscal 2015 — 2017 performance cycle. The amounts reported in this column are based on achievement at the 200% level. Payment of shares earned will occur during January 2018.

(10)	Represents stock options granted on January 4, 2016, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(11)	Represents restricted units granted on January 4, 2016, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(12)
Represents performance units granted on January 4, 2016, which cover the fiscal 2016 — 2018 performance cycle. The amounts reported in this column are based on achievement at the 200% level. Payment of shares earned will occur during January 2019.

(13)	Represents restricted units granted to participants in the Bonus for Stock Exchange Program on January 4, 2016 which vest one third each on the 1st, 2nd and 3rd anniversaries of the grant date.

(14)	Represents stock options granted on January 3, 2017, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(15)	Represents restricted units granted on January 3, 2017, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(16)
Represents performance units granted on January 3, 2017, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 200% level. Payment of shares earned will occur during January 2020.

(17)	Represents restricted units granted to participants in the Bonus for Stock Exchange Program on January 3, 2017 which vest one third each on the 1st, 2nd and 3rd anniversaries of the grant date.

(18)	Represents stock options granted on December 1, 2011, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(19)	Represents stock options granted on February 1, 2012 to Mr. Harbaugh as a supplemental award, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(20)	Represents stock options granted on January 3, 2017 for the transition period, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(21)	Represents restricted units granted on January 3, 2017 for the transition period, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(22)
Represents performance units granted on January 3, 2017 for the transition period, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 200% level. Payment of shares earned will occur during January 2020.

(23)	Represents stock options granted to certain NEOs on January 3, 2017, which fully vest on the 4th anniversary of the grant date.

(24)
Represents performance units granted to certain NEOs on January 3, 2017, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 200% level. Payment of shares earned will occur during January 2020.

(25)	Represents stock options granted on April 1, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(26)	Represents restricted units granted on April 1, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(27)	Represents stock options granted on January 2, 2014, which vest 50% each on the 3rd and 4th anniversaries of the grant date.

(28)	Represents restricted units granted on January 2, 2014, which vest 50% each on the 3rd and 4th anniversaries of the grant date.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   43

COMPENSATION OF EXECUTIVE OFFICERS

Option Exercises and Stock Vested
The following table provides information regarding the number of stock options exercised by NEOs during the transition period and fiscal 2017. The table also provides information regarding the vesting of restricted units during the transition period and fiscal 2017.
TRANSITION PERIOD AND FISCAL 2017
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Trudeau
Transition Period	__	__	4,321	231,649
Fiscal 2017	—	—	62,339	3,130,394
Matthew K. Harbaugh
Transition Period	__	__	886	47,498
Fiscal 2017	—	—	19,160	939,922
Steven Romano, M.D.
Transition Period	__	__	__	__
Fiscal 2017	—	—	2,003	99,567
Dr. Frank Scholz
Transition Period	—	—	—	—
Fiscal 2017	—	—	8,943	413,201
Hugh M. O’Neill
Transition Period	—	—	—	—
Fiscal 2017	—	—	12,412	622,309

44  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Non-Qualified Deferred Compensation
The following table provides information with respect to non-qualified deferred compensation for the transition period and fiscal 2017 for each NEO. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the related narrative and footnotes that follow the table.
TRANSITION PERIOD AND FISCAL 2017
NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings(Loss) in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mark C. Trudeau	—	166,066	203,428	—	1,152,347
Matthew K. Harbaugh	125,702	66,077	127,347	—	636,605
Steven Romano, M.D.	—	61,214	14,185	—	93,325
Dr. Frank Scholz	64,928	53,606	137,219	—	914,466
Hugh M. O’Neill	150,097	60,416	67,858	—	528,520

(1)
The amounts reported include amounts deferred by the NEOs during the transition period and fiscal 2017 under our Supplemental Savings Plan. All amounts reported in this column are also included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

(2)
The amounts reported include amounts that we credited to our Supplemental Savings Plan on behalf of the NEOs during the transition period and fiscal 2017. These amounts are included in the amounts set forth in the All Other Compensation column of the Summary Compensation Table for fiscal 2017 and are specifically broken out in footnote 3 to the Summary Compensation Table.

(3)
The amounts reported include earnings credited to the NEO’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each NEO in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan).

(4)	The amounts reported for each NEO includes the NEO’s total balance in our Supplemental Savings Plan as of December 29, 2017.
Supplemental Savings Plan.  Under the Supplemental Savings Plan, participants, including NEOs, may defer up to 50% of their base salary and 75% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate that such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($270,000 for 2017). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.
Under the Retirement Savings Plan, we make an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   45

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination
Severance Plan.  For all of the NEOs, severance benefits are payable pursuant to the Mallinckrodt Severance Plan for U.S. Officers and Executives. Under the Severance Plan, benefits are payable to eligible executives, including NEOs, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	Continuation of base salary for a period of 18 months (24 months for our CEO);

•	Payment of 1.5 times the average of the executive’s bonus for the previous three fiscal years (two times the average of the previous three fiscal year bonuses for our CEO);

•	Continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for our CEO);

•	12 months accelerated vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable award agreement);

•	12 months accelerated vesting of unvested restricted unit awards that are subject solely to time-based vesting;

•	12 months accelerated vesting of unvested performance unit awards if, and to the extent that, the HRCC determines that the applicable performance criteria have been attained;

•	Outplacement services, at our discretion, for up to 12 months; and

•	Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.
Notwithstanding the foregoing, employees with less than one year of service will be entitled to continuation of one-half base salary and will not be entitled to any payment in connection with the executive’s bonus.
Upon a termination of employment other than for cause, including an involuntary termination of employment where the executive becomes eligible for severance benefits, executives, including NEOs, forfeit all unvested restricted unit and performance unit awards and stock options that do not vest within 12 months after the executive’s employment termination date.
Change in Control Plan.  For all NEOs, change in control severance benefits are payable pursuant to the Mallinckrodt Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to eligible executives, including NEOs, only if the plan’s double-trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins 60 days before and ends two years after a change in control. Post-termination benefits consist of:

•	A single lump sum payment equal to 18 months of the executive’s base salary (24 months for our CEO);

•	A single lump sum payment equal to 1.5 times the average of the executive’s bonus for the previous three fiscal years (two times the average of the previous three fiscal year bonuses for our CEO);

•	Continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for our CEO);

•	Full vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	Full vesting of unvested restricted unit awards that are subject solely to time-based vesting;

•
Full vesting of unvested performance unit awards if, and to the extent that, the HRCC determines that the applicable performance criteria have been or will be attained or would have been attained during the 18-month period after the executive’s employment terminates (24-month period for our CEO);

•	Outplacement services, at our discretion, for up to 12 months; and

•	Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.

46  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The payment of benefits under our Severance Plan and our Change in Control Plan is conditioned upon the executive executing a general release in favor of us and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and us, under which the executive agreed not to disclose confidential Company information at any time and not to compete with us nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Code .
Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under our Severance Plan or our Change in Control Plan and forfeit all unvested stock options, restricted units and performance units. In addition, the stock options, restricted units and performance units include a “clawback” feature pursuant to which we may recover the amount of any profit the NEO realized upon the exercise of stock options, or the vesting of restricted units or performance units, during the 12-month period that occurs immediately prior to the executive officer’s involuntary termination of employment for cause.
For purposes of our Severance Plan and our Change in Control Plan, as well as the “clawback” feature discussed in the preceding sentence, “cause” means substantial failure or refusal of the NEO to perform the duties and responsibilities of his job at a satisfactory level as required by us other than due to permanent disability, a material violation of any fiduciary duty or duty of loyalty owed to us, conviction of misdemeanor (other than a traffic offense) or felony, fraud, embezzlement or theft, violation of a material rule or policy, including a violation of our Guide to Business Conduct, unauthorized disclosure of any of our trade secrets or confidential information or other egregious conduct that has or could have a serious and detrimental impact on us and our employees.
For purposes of the Change in Control Plan, “good reason” means any retirement or termination of employment by the NEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the NEO’s written consent: (i) assignment to the NEO of any duties inconsistent in any material respect with the NEO’s authority, duties or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report as in effect immediately prior to the change in control; (iii) a material change in the geographic location at which the NEO must perform services to a location that is more than 50 miles from the NEO’s principal place of business immediately preceding the change in control; (iv) a material reduction in the NEO’s compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; (v) our failure to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the NEO under such plan; or (vi) a material diminution in the budget over which the NEO retains authority. Additionally, “good reason” will only exist if the NEO provides written notice stating the good reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.
Other Termination Benefits.  The terms of our annual incentive plan and equity plan provide for certain benefits upon a NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an executive officer terminates employment after attaining age 60 and the sum of the executive’s age and years of service equals at least 70. Under the annual incentive plan, NEOs are eligible to receive a pro-rated annual incentive cash award based on the number of days that the executive officer was employed by us during the fiscal year upon death, disability or normal retirement. Under the equity plan, NEOs are eligible to receive full vesting of stock options, restricted units and performance units upon death, disability or normal retirement.
The table below reflects the amount of compensation that would become payable to each of our NEOs under existing plans if the NEO’s employment had terminated on December 29, 2017, the last day of fiscal 2017, given the NEO’s service levels as of such date and, where applicable, based on our closing stock price as of that date, which was $22.56. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as distributions under the Retirement Savings Plan.
The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance units and any additional agreements or arrangements we may enter into in connection with any

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   47

COMPENSATION OF EXECUTIVE OFFICERS

change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.
POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	Welfare Benefits and Outplacement ($)	Cutback(1) ($)	Total ($)
Mark C. Trudeau
Involuntary Termination (other than for cause)	5,094,167	1,312,500	—	2,686,445	74,797	—	9,167,909
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	1,312,500	—	6,708,690	—	—	8,021,190
Change in Control Termination	5,094,167	1,312,500	—	6,708,690	74,797	—	13,190,154
Matthew K. Harbaugh
Involuntary Termination (other than for cause)	1,616,712	399,000	—	230,608	65,891	—	2,312,211
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	399,000	—	1,854,139	—	—	2,253,139
Change in Control Termination	1,616,712	399,000	—	1,854,139	65,891	—	3,935,742
Steven Romano, M.D.
Involuntary Termination (other than for cause)	1,539,057	357,500	—	105,152	36,388	—	2,038,097
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	357,500	—	1,313,488	—	—	1,670,988
Change in Control Termination	1,539,057	357,500	—	1,313,488	36,388	(107,838)	3,138,595
Dr. Frank Scholz
Involuntary Termination (other than for cause)	1,392,208	357,500	—	161,597	62,348	—	1,973,653
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	357,500	—	1,309,247	—	—	1,666,747
Change in Control Termination	1,393,027	357,500	—	1,309,247	62,348	(818)	3,121,304
Hugh M. O’Neill
Involuntary Termination (other than for cause)	1,414,185	357,500	—	178,698	63,779	—	2,014,162
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	357,500	—	1,348,659	—	—	1,706,159
Change in Control Termination	1,414,185	357,500	—	1,348,659	63,779	(313,244)	2,870,879

(1)
The amount reflected assumes best net treatment of parachute amounts that exceed the limit under Section 280G of the Code. Benefits are either cutback to just below the limit under Section 280G of the Code, or the executive pays any excise tax due (whichever is better for the executive on an after-tax basis). The calculations assume that payments to Messrs. Trudeau and O’Neill and Dr. Romano would be subject to cutbacks in the amounts as indicated.

48  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Cash Severance
Involuntary Termination (other than for cause).  For all NEOs other than our CEO, the cash severance amount in this scenario represents continuation of the NEO’s base salary, as of December 29, 2017, for an 18-month severance period, plus an amount equal to 1.5 times the average of the NEO’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2016, 2015 and 2014), payable during the 18-month severance period and on our normal payroll schedule. For our CEO, the amount represents continuation of his base salary, as of December 29, 2017, for a 24-month severance period, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years, payable during the 24-month severance period and on our normal payroll schedule.
Change in Control Termination.  For all NEOs, we assume that such executive officers experience an involuntary termination of employment (other than for cause) after the change in control that renders them eligible for benefits under the Mallinckrodt Change in Control Plan. Accordingly, the cash severance amount for all NEOs other than our CEO represents a lump-sum payment equal to 1.5 times the NEO’s base salary as of December 29, 2017, plus an amount equal to 1.5 times the average of the NEO’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2016, 2015 and 2014). For our CEO, the amount represents a lump-sum payment equal to two times his base salary as of December 29, 2017, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years.
Applicable to both the cash severance termination scenarios, in situations where the NEO did not have a full three year history of annual incentive cash awards due to not having commenced employment prior to fiscal 2014, the average calculated represents a prorated average calculated as the sum of the annual incentive cash awards divided by the length of service provided during the prior three fiscal years.
Bonus
Involuntary Termination (other than for cause).  In the case of an involuntary termination (other than for cause), executive officers are entitled to a pro-rata payment of the annual incentive cash award based on the number of days they were employed by us during the fiscal year. Because we have assumed that the applicable terminations of employment occurred on the last day of fiscal 2017, the amounts reported in the Bonus column for this scenario represent the full annual incentive cash award payable to each NEO for fiscal 2017.
Death or Disability and Change in Control Termination.  The bonus amount represents the pro-rata payment of the annual incentive cash award based on the number of days that the NEO was employed by us during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of fiscal 2017, the amounts reported in the Bonus column for this scenario represent the full annual incentive cash award payable to each NEO for fiscal 2017.
Option Awards
Involuntary Termination (other than for cause).  For all NEOs, the option award amount represents the value as of December 29, 2017 of outstanding options held by the NEO that would have vested during the 12-month period that immediately follows December 29, 2017 (i.e., from December 30, 2017 to December 28, 2018).
Death or Disability and Change in Control Termination.  The option award amount represents the full vesting of unvested stock options held by the NEO as of December 29, 2017.
Stock Awards
Involuntary Termination (other than for cause).  For all NEOs, the stock award amount represents the value as of December 29, 2017 of outstanding restricted units held by the NEO that would have vested during the 12-month period that immediately follows December 29, 2017 (i.e., from December 30, 2017 to December 28, 2018).
Death or Disability and Change in Control Termination.  The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted unit and performance unit awards held by the NEO as of December 29, 2017. For purposes of this scenario, amounts attributable to performance unit awards are based on the following: (1) for the January 2015 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 38.1%; (2) for the January 2016 awards, the ending date for the performance shares was

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   49

COMPENSATION OF EXECUTIVE OFFICERS

accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 100% and (3) for the January 2017 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 100%.
Welfare Benefits and Outplacement Services
The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under our medical, dental and vision plans during the applicable severance period. Amounts for calendar year 2017 and 2018 are based on actual rates determined by us for the respective plan in such years, while the rates for subsequent years, where applicable, are assumed based on the historic percentage increase in rates for such coverage. Although payable at our discretion, for purposes of this column we assume that we would pay $25,000 on behalf of each NEO for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.
CEO PAY RATIO
As permitted under the SEC rules, we used annual gross wages as our consistently applied compensation measure to determine our median employee. We selected a determination date of October 1, 2017 to determine our employee workforce. We annualized pay for those who commenced work during 2017. We used a valid statistical sampling methodology to identify employees who were paid within a 2% range of the median. We selected an employee from that group and determined that person’s (SCT) total compensation was $146,870. Based on the total compensation for Mr. Trudeau of $15,026,710 as reported in the Summary Compensation Table, our ratio of CEO pay to median worker pay is 102:1.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners
The following table shows the number of ordinary shares beneficially owned as of March 12, 2018, by (i) each current director and director nominee, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group; and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of March 12, 2018. Ordinary shares subject to stock options presently exercisable or exercisable within 60 days of March 12, 2018 and restricted units that vest within 60 days of March 12, 2018 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 86,387,326 ordinary shares outstanding as of March 12, 2018 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors, Director Nominees and Executive Officers

Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Directors, Director Nominees and Executive Officers
Melvin D. Booth	38,202	*
David R. Carlucci	26,020	*
J. Martin Carroll	20,978	*
Paul R. Carter	—	*

50  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING

Diane H. Gulyas	17,344	*
David Y. Norton	5,080	*
JoAnn A. Reed	12,978	*
Angus C. Russell	22,695	*
Mark C. Trudeau(1)	716,123	*
Anne C. Whitaker	—	*
Kneeland C. Youngblood, M.D.	17,213	*
Joseph A. Zaccagnino	26,061	*
Matthew Harbaugh(2)	210,095	*
Steven Romano(3)	42,640	*
Frank Scholz(4)	80,336	*
Hugh M. O’Neill(5)	92,639	*
All directors and executive officers as a group (20 persons)(6)	1,594,172	1.8%

Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Other Beneficial Owners
Scopia Capital Management LP(7) 152 West 57th Street, 33rd Floor New York, New York 10019	8,372,876	9.7%
Deerfield Partners, L.P.(8) 780 Third Avenue, 37th Floor New York, New York 10017	8,244,863	9.5%
The Vanguard Group(9) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	8,047,704	9.3%
BlackRock, Inc.(10) 55 East 52nd Street New York, New York 10022	7,571,139	8.8%
The Goldman Sachs Group, Inc.(11) 200 West Street New York, New York 10282	4,710,521	5.5%

*	Represents less than 1% of outstanding ordinary shares.

(1)	Excludes 135,754 restricted units that vest more than 60 days after March 12, 2018.

(2)	Excludes 16,130 restricted units that vest more than 60 days after March 12, 2018.

(3)	Excludes 11,662 restricted units that vest more than 60 days after March 12, 2018.

(4)	Excludes 10,194 restricted units that vest more than 60 days after March 12, 2018.

(5)	Excludes 10,205 restricted units that vest more than 60 days after March 12, 2018.

(6)
Includes 1,444 restricted units and 3,113 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 12, 2018. Excludes 231,290 restricted units that vest more than 60 days after March 12, 2018.

(7)
Based on information contained in a notice pursuant to Section 1061 of the Irish Companies Act sent to us by Scopia Capital Management LP, which discloses the number of shares in which Scopia Capital Management LP is interested as of February 27, 2018.

(8)
Based on information contained in a notice pursuant to Section 1061 of the Irish Companies Act sent to us by Deerfield Management Company, L.P., for and on behalf of Deerfield Partners, L.P., which discloses the number of shares in which Deerfield Parters, L.P. is interested as of March 2, 2018.

(9)
Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2018, by The Vanguard Group, which discloses the number of shares beneficially owned by The Vanguard Group as of December 31, 2017.

(10)
Based on information contained in a notice pursuant to Section 1061 of the Irish Companies Act sent to us by BlackRock, Inc., which discloses the number of shares in which BlackRock, Inc. is interested as of March 16, 2018.

(11)
Based on information contained in a notice pursuant to Section 1061 of the Irish Companies Act sent to us by The Goldman Sachs Group, Inc., which discloses the number of shares in which The Goldman Sachs Group, Inc. is interested as of January 18, 2018.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   51

SECURITY OWNERSHIP AND REPORTING

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our legal team assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended December 29, 2017, except that Ronald Lloyd filed a late Form 4 reporting the withholding of shares to satisfy tax withholding obligations upon the vesting of restricted stock units and Karen Sheehy filed a late Form 3 reporting her initial holdings and a late Form 4 reporting the grant of restricted stock units and stock options, in each case due to administrative errors.

52  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS

AUDIT AND AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees
During fiscal 2016, the transition period and fiscal 2017, Deloitte & Touche LLP charged fees for services rendered to us as follows:

	Fiscal 2016	Transition Period	Fiscal 2017
Audit Fees	$6,084,240	$2,002,850	$6,592,690
Audit-Related Fees	1,000,000	15,100	1,741,000
Tax Fees	772,000	—	414,478
All Other Fees	—	—	—
Total	$7,856,240	$2,017,950	$8,748,168
Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to acquisitions and divestitures, system integrations, internal legal entity reorganization and ASC 606 Revenue Recognition.
Audit-Related Fees would include fees for carve out financial statements; audits of agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; consultations on the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies; and attest services not required by statute or regulation.
Tax Fees would include fees for tax compliance services as well as fees for tax planning services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in her discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   53

AUDIT AND AUDIT COMMITTEE MATTERS

Audit Committee Report
As more fully described in its charter, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 29, 2017 filed with the U. S. Securities and Exchange Commission (the “SEC”). Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:

•	Discussed with the independent auditors the matters required to be discussed pursuant to the applicable Auditing Standards relating to communication with audit committees;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	Discussed with the independent auditors their independence from the Company and its management; and

•	Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2017 filed with the SEC.
Audit Committee
JoAnn A. Reed, Chairman
Melvin D. Booth
Angus C. Russell

54  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

Table of Contents	EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders	5,448,520	$61.71	13,924,390
Equity compensation plans not approved by security holders	—	—	—
TOTAL	5,448,520	$61.71	13,924,390

(1)
As of December 29, 2017, there were 3,899,732 ordinary shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $61.71, 1,548,788 ordinary shares to be issued upon settlement of restricted units and performance units granted pursuant to our Stock and Incentive Plan.

(2)	This table does not include information regarding:

*
Options converted from Covidien awards in connection with our separation from Covidien in June 2013. We did not assume any equity compensation plans from Covidien, and no grants of Mallinckrodt equity may be made pursuant to any Covidien plans. As of December 29, 2017, there were 744,252 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $37.19.

*
Options, RSAs and RSUs converted from Questcor Pharmaceuticals, Inc. (“Questcor”) awards in connection with our acquisition of Questcor in August 2014. We did not assume any equity compensation plans from Questcor, and no grants of Mallinckrodt equity may be made pursuant to any Questcor plans. As of December 29, 2017, there were 113,437 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $27.60 and 4,897 ordinary shares to be issued upon settlement of converted RSA and RSU awards.

(3)	Does not take into account restricted units and performance units, which do not have an exercise price.

(4)
As of December 29, 2017, there were 9,088,183 ordinary shares available for issuance pursuant to the Stock and Incentive Plan and 4,836,207 ordinary shares subject to purchase pursuant to the Mallinckrodt Employee Stock Purchase Plan. Ordinary shares purchased under the Mallinckrodt Employee Stock Purchase Plan. Ordinary shares subject to the Mallinckrodt Employee Stock Purchase Plan may be unissued shares or reacquired shares.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   55

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) THROUGH 1(j): ELECTION OF DIRECTORS
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2018 Annual General Meeting a slate of 10 nominees, eight of whom are currently serving on the Board and two new director nominees. The nominees are David R. Carlucci, J. Martin Carroll, Paul R. Carter, David Y. Norton, JoAnn A. Reed, Angus C. Russell, Mark C. Trudeau, Anne C. Whitaker, Kneeland C. Youngblood, M.D. and Joseph A. Zaccagnino. Biographical information, including qualifications, regarding each of the 10 nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 10 nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2019 Annual General Meeting or until his or her earlier death, resignation or removal.
Directors Nominated for Election — Proposals 1(a) through 1(j)
Proposal 1(a) — David R. Carlucci
Mr. Carlucci, age 63, has been a director since June 2013 and is Chair of our Human Resources and Compensation Committee. Mr. Carlucci was President and Chief Operating Officer of IMS Health Incorporated, an information services company, from October 2002 until January 2005, when he was named Chief Executive Officer and President. He became Chairman the following year. Mr. Carlucci retired from IMS Health in December 2010. Mr. Carlucci held several senior executive level positions at IBM from 1976 to 2002, including responsibilities for operations in the U.S., Canada and Latin America. Mr. Carlucci has been a director of MasterCard International since 2006 and served as Chairman of its Human Resources and Compensation Committee from 2006 to 2014. Mr. Carlucci also served as a member of the advisory board of Mitsui USA, one of the world’s most diversified comprehensive trading, investment and service companies. Mr. Carlucci’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded and private companies.
Proposal 1(b) — J. Martin Carroll
Mr. Carroll, age 68, has been a director since June 2013 and is Chair of our Compliance Committee and a member of our Nominating and Governance and Portfolio Committees. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. He joined the organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force where he attained the rank of Captain. He has served as a director of Therapeutics MD, Inc. since March 2015, as a director of Catalent Pharma Solutions since July 2015 and served as a director of Inotek from March 2016 and as Chairman of Inotek from June 2016 until January 2018. Mr. Carroll served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll’s qualifications to serve on our Board include his significant experience in leadership positions at pharmaceutical companies.
Proposal 1(c) — Paul R. Carter
Mr. Carter, age 57, is a new director nominee and, if elected, will begin his Board service after the 2018 Annual General Meeting.  Mr. Carter served in various roles at Gilead Sciences, Inc., a research based biopharmaceutical company, from April 2006 to August 2016, most recently serving as Executive Vice President, Commercial Operations. Prior to joining Gilead, Mr. Carter spent 15 years in the pharmaceutical industry with GlaxoSmithKline and its legacy companies where he held various roles with increasing levels of senior experience, including General Manager in Europe and as a Regional Head of the International Business in Asia. Mr. Carter also serves as a healthcare advisor to several biotechnology companies. Mr. Carter has served as a director of Alder Biopharmaceuticals, Inc. since 2015 and Hutchison China MediTech Ltd. since 2017.  Mr. Carter’s qualifications to serve on our Board include extensive experience with multinational companies in the pharmaceutical industry, including involvement with the launch and commercialization of various medicines worldwide, as well as his experience as a director of publicly traded pharmaceutical companies.

56  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

Proposal 1(d) — David Y. Norton
Mr. Norton, age 66, has been Mallinckrodt’s director since September 2017 and is a member of its Human Resources and Compensation and Portfolio Committees. He is chairman of the board of directors of Vivus, Inc., where he has been a director since July 2013. Mr. Norton was company group chairman, Global Pharmaceuticals, for Johnson & Johnson, a role in which he led and developed the business’ strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with the global strategic functions, research and development and commercial organizations. He retired in 2011 from Johnson & Johnson, where his 32-year tenure spanned marketing and international country management roles; serving as president of the Janssen Pharmaceuticals business in the U.S., group chairman of the Pharmaceuticals Group for Europe, Middle East and Africa, and then for the U.S. and Canada business; as well as the role of company group chairman, worldwide commercial and operations, for Johnson & Johnson’s CNS and virology business. He previously served as a director for INC Research Holdings Inc. and Savient Pharmaceuticals Inc., a pharmaceutical company that filed for bankruptcy in October 2013. Mr. Norton also serves on the board of TB Alliance, a not-for-profit organization dedicated to the discovery and development of tuberculosis drugs. Mr. Norton’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded pharmaceutical companies.
Proposal 1(e) — JoAnn A. Reed
Ms. Reed, age 62, has been a director since June 2013 and is Chair of our Audit Committee. Ms. Reed is a healthcare services consultant. Ms. Reed served as an advisor to the Chief Executive Officer of Medco Health Solutions, a leading pharmacy benefit manager, from April 2008 to April 2009. She previously served as the Senior Vice President, Finance and Chief Financial Officer of Medco until 2008. Upon joining Medco in 1988, Ms. Reed served in finance and accounting roles of increasing responsibility and was appointed Senior Vice President, Finance in 1992 and Chief Financial Officer in 1996. Prior to joining Medco, Ms. Reed’s experience included finance roles at Aetna/American Reinsurance Co., CBS Inc., Standard and Poor’s Corporation and Unisys/Timeplex Inc. Ms. Reed has been a director of American Tower Corporation since 2007 and a director of Waters Corporation since 2006. She served as a director of Health Management Associates, Inc. from 2013 to 2014 and as a trustee of St. Mary’s College of Notre Dame from 2006 to 2015. Ms. Reed’s qualifications to serve on our Board include her experience as a healthcare services consultant and her financial expertise and knowledge of financial statements, corporate finance and accounting matters.
Proposal 1(f) — Angus C. Russell
Mr. Russell, age 62, has been a director since August 2014 and is Chair of our Portfolio Committee and a member of our Audit Committee. Mr. Russell served as a director of Questcor Pharmaceuticals, Inc. from June 2013 until Questcor was acquired by us in August 2014. Mr. Russell served as Chief Executive Officer of Shire Plc, a leading global specialty biopharmaceutical company, from 2008 until his retirement in April 2013 and was a member of its Board of Directors from 1999 to 2013. From 1999 to 2008, Mr. Russell served as Chief Financial Officer of Shire. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca, most recently as VP of Corporate Finance at AstraZeneca. Mr. Russell has served as the non-executive Chairman of Revance Therapeutics, Inc. since March 2014. He has served as a director of BioTime, Inc. since December 2014 and as a director of Therapeutics MD, Inc. since March 2015. He was a director of InterMune, Inc. from 2011 to 2014. Mr. Russell is a Chartered Accountant. Mr. Russell’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded pharmaceutical companies.
Proposal 1(g) — Mark C. Trudeau
Mr. Trudeau, age 56, has been President, Chief Executive Officer and a director since June 2013. In anticipation of our spin transaction with Covidien plc, Mr. Trudeau joined Covidien in February 2012 as a Senior Vice President and President of its Pharmaceuticals business. He joined Covidien from Bayer HealthCare Pharmaceuticals LLC USA, the U.S. healthcare business of Bayer AG, where he served as Chief Executive Officer. He simultaneously served as President of Bayer HealthCare Pharmaceuticals, the U.S. organization of Bayer’s global pharmaceuticals business. In addition, he served as Interim President of the global specialty medicine business unit from January to August 2010. Prior to joining Bayer in 2009, Mr. Trudeau headed the Immunoscience Division at Bristol-Myers Squibb. During his 10-plus years at Bristol-Myers Squibb, he served in multiple senior roles, including President of the Asia/Pacific region, President and General Manager of Canada and General Manager/Managing Director in the United Kingdom. Mr. Trudeau was also with Abbott Laboratories, serving in a variety of executive positions, from 1988 to 1998. Mr. Trudeau has served as a director of TE Connectivity Ltd. since March 2016. Mr. Trudeau is

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familiar with all aspects of our business and has extensive and diverse industry experience and managerial expertise and a proven record of leadership to serve as our President, CEO and director.
Proposal 1(h) — Anne C. Whitaker
Ms. Whitaker, age 50, is a new director nominee and, if elected, will begin her Board service after the 2018 Annual General Meeting. Ms. Whitaker has served as Chief Executive Officer and President of KNOW Bio, LLC, a private life science company, and its subsidiary Novoclem Therapeutics, Inc. since February 2017. Prior to that, she served as Executive Vice President and Company Group Chairman of Valeant Pharmaceuticals International, Inc., a publicly traded multinational specialty pharmaceutical company, from May 2015 to January 2017. Ms. Whitaker served as the Chief Executive Officer and President of Synta Pharmaceuticals Corp., a publicly traded biopharmaceutical company, from September 2014 to April 2015. Ms. Whitaker served as the President of North America Pharmaceuticals and Consumer Health for Sanofi S.A., a global healthcare leader, from September 2011 to August 2014 and served in various leadership positions in the commercial organization at GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company from 2001 to September 2011, including Senior Vice President and Business Unit Head of the Cardiovascular, Metabolic and Urology Division. Ms. Whitaker has been a director of Cree Inc. since December 2013 and was a director of Synta Pharmaceuticals Corp. from September 2014 to April 2015. Ms. Whitaker’s qualifications to serve on our Board include her significant experience in executive positions in the pharmaceutical industry, in both commercial and organizational development roles, as well as her experience as a director of publicly traded and private companies.
Proposal 1(i) — Kneeland C. Youngblood, M.D.
Dr. Youngblood, age 62, has been a director since June 2013. He is a member of our Compliance and Nominating and Governance Committees. Dr. Youngblood is a founding partner of Pharos Capital Group, a private equity firm that focuses on providing growth and expansion capital/buyouts in healthcare, business services and opportunistic investments. Dr. Youngblood served as a director of Gap Inc. from 2006 to 2012, a director of Starwood Hotels and Resorts from 2001 to 2012, a director of Burger King Corporation from 2004 to 2010 and a director of iStar Financial from 1998 to 2001. Dr. Youngblood has been serving as a director of Energy Future Holdings Corp, an electric utility provider, since 2007 and a director of Pace Holdings Corp. II, a company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, since 2017. He also serves as a director on the Dallas Police Fire Pension Fund, since 2017. Prior to that, Dr. Youngblood served as a director of Pace Holdings Corp. from 2015 to 2017. Dr. Youngblood’s qualifications to serve on our Board include his extensive experience in healthcare practice, policy and business.
Proposal 1(j) — Joseph A. Zaccagnino
Mr. Zaccagnino, age 71, has been a director since June 2013. He is Chair of our Nominating and Governance Committee and a member of our Compliance Committee. Mr. Zaccagnino served as a director of Covidien plc and Chair of its Nominating and Governance Committee from its incorporation in 2007 until it was acquired by Medtronic plc in January 2015. Mr. Zaccagnino served as President, Chief Executive Officer and director of Yale New Haven Health System and its flagship Yale-New Haven Hospital from 1991 until his retirement in 2005. He also served as a director of NewAlliance Bancshares, Inc. from 1991 until it was acquired in 2010. Mr. Zaccagnino served on the board of the National Committee for Quality Healthcare from 1995 until 2005, and was elected Chairman of the Board in 2003. From 1999 until 2006 he served as a director and from 2004 to 2006 as Chairman of the Board of VHA Inc., a for-profit cooperative of community owned health systems and their physicians that provides supply chain and group purchasing services through their subsidiaries, Novation and Provista. Mr. Zaccagnino’s qualifications to serve on our Board include his broad healthcare management and governance experience and his knowledge of healthcare policy and regulation, patient care delivery and financing and of clinical research and medical technology assessment, all of which provide our Board with unique insights and a keen perspective on the complexities of the healthcare sector and on the priorities of and challenges facing our company and the purchasers of our products.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION
IN PROPOSALS 1(a) THROUGH 1(j)

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PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE RE-APPOINTMENT OF THE INDEPENDENT AUDITORS AND A BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
The Audit Committee has selected and re-appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 28, 2018. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 28, 2018 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of Deloitte & Touche LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending December 28, 2018 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Unless otherwise instructed, the proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

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PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As described in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our shares on a long-term basis.
In 2017, we made strong progress in strategically reshaping our business to become an innovation-focused specialty pharmaceutical company. With the recent acquisitions of Sucampo Pharmaceuticals, Inc. and other transactions building out our roster of marketed brands as well as our branded pipeline, we are poised to begin fulfilling the promise of the innovative development portfolio we’ve built.
In the last five years we’ve divested declining non-core assets and invested in not only a cadre of strong marketed brands that have established platforms in the hospital and rare diseases spaces, but have also brought in mid- and late-stage development programs that, if approved, will serve patient populations with complex, often devastating conditions and create a company whose success will be driven by patient-centric innovation.
Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during the transition period and fiscal 2017. The Human Resources and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers during the transition period and fiscal 2017 reflects and supports these compensation policies and procedures.
Shareholders will be asked at the 2018 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure included in this Proxy Statement is approved.
We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2019 Annual General Meeting of Shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

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PROPOSAL 4: APPROVE THE AMENDED AND RESTATED MALLINCKRODT PHARMACEUTICALS STOCK AND INCENTIVE PLAN
General
The Mallinckrodt Pharmaceuticals Stock and Incentive Plan was initially approved by our Board of Directors in 2013 and was subsequently approved by our Board and shareholders in 2015. On March 21, 2018, our HRCC, pursuant to authority delegated by our Board of Directors, approved the amendment and restatement of the Mallinckrodt SIP (as amended and restated, the “Mallinckrodt SIP”), subject to shareholder approval. You are being asked to approve the Mallinckrodt SIP to increase the number of shares available for issuance in order to enable us to continue to make long-term incentive awards to certain key employees and non-employee directors.
The amendments increase the number of shares available for issuance under the Mallinckrodt SIP by nine million shares and includes certain other amendments to the plan designed to reflect corporate governance best practices, including:

•
Minimum Vesting Provision. The amendments to the plan impose a minimum one-year vesting requirement on all equity awards (except with respect to a carve-out of 5% of the shares available to be issued).

•
Limitations on dividend and dividend equivalent payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•
Reasonable limit on full value awards. The amendment to the plan maintain existing share counting rules and updates the fungible share ratio for full value awards (i.e., restricted stock, restricted units, deferred stock units or performance units), which, as described further below, decreases the number of ordinary shares available for grant by a margin of 1.61 per ordinary share issued and increases the number of ordinary shares available for grant by a margin of 1.61 per ordinary share subject to an award that expires or is forfeited, cancelled or terminated.

•
No repricing without shareholder approval. The amendments to the plan further clarify the existing prohibition on the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without shareholder approval.

If the amended and restated Mallinckrodt SIP is approved by shareholders, the maximum number of shares authorized for issuance pursuant to future awards under the Mallinckrodt SIP will be the number of shares authorized for issuance pursuant to future awards at the time shareholder approval is obtained plus nine million. As of March 12, 2018, the Mallinckrodt SIP had 7,776,561 shares available for issuance assuming our performance-based awards pay out at maximum.
The only equity compensation plans from which we may currently issue new awards are the 2016 Employee Stock Purchase Plan and the Mallinckrodt SIP. Set forth below is information regarding options, restricted units, restricted awards and performance units granted under the Mallinckrodt SIP (or granted under other plans and converted into Mallinckrodt awards under the Mallinckrodt SIP) and outstanding as of March 12, 2018:

Ordinary shares to be issued upon exercise of outstanding options(1)	4,579,826
Weighted average exercise price of outstanding options	$57.36
Weighted average contractual term of outstanding options	6.69 years
Ordinary shares to be issued upon settlement of outstanding restricted units, performance units(2) and accompanying dividend equivalent units	3,826,931
Total ordinary shares outstanding	86,387,326

(1) Options do not provide for dividend equivalents.
(2) Assumes performance-based units are paid out at maximum.

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Rationale for and Reasons Why the Board Recommends Voting for the Proposed Amendment and Restatement
The Company is seeking shareholder approval of the amended and restated Mallinckrodt SIP to increase the number of shares available for issuance, which is necessary to be able to continue to grant equity awards to employees under our long-term incentive programs. The significant decline in the Company's stock price since the end of fiscal 2016 has resulted in a greater number of shares being used in connection with outstanding equity awards than previously anticipated. Based on current projections, the number of shares available for issuance under the plan as of March 12, 2018 (i.e., 7,776,561 shares), may not be sufficient to issue the Company’s fiscal 2018 and 2019 annual equity awards consistent with past practice. While we have taken steps to ensure that we that we are prudent in the use of equity awards and could increase cash compensation if we are unable to grant equity awards, we believe that we will have difficulty attracting, retaining and motivating our employees if we are unable to make equity awards to them. We feel that equity awards are a more effective compensation vehicle than cash because they align employee and shareholder interests with a smaller impact on current income and cash flow.
Historically, the Company has issued annual equity awards on the first NYSE trading day of the second quarter of each fiscal year, and in fiscal 2018 this date falls between the date of our Proxy Statement filing and our Annual General Meeting. Awards in fiscal 2018 are expected to reduce the number of shares available for issuance under the Mallinckrodt SIP by approximately 7.2 million shares (assuming performance units are earned at target) and would likely result in insufficient shares being available for the 2019 annual equity award (which would occur prior to the 2019 Annual General Meeting). In evaluating the Company’s request to increase the number of shares available for issuance under the Mallinckrodt SIP, the HRCC considered the number of shares required to continue making annual equity awards at levels consistent with prior practice and market conditions, a “fair value transfer” analysis to measure the value of long-term compensation as a percentage of market capitalization, and the impact that the additional shares requested will have on the Company’s dilution and overhang ratios. After concluding its evaluation, the HRCC recommended to the full Board the amended and restated Mallinckrodt SIP, including the increase in the number of shares available for issuance, which the HRCC adopted and approved for inclusion in this Proxy Statement.
To assess the number of shares required to continue making equity awards consistent with past practice, the HRCC reviewed the number of shares underlying equity awards previously issued from the Mallinckrodt SIP as well as a forward-looking projection of the number of shares underlying equity awards that currently are anticipated to be granted from the Mallinckrodt SIP through fiscal 2019. Accordingly, the Company has estimated that its request for an additional nine million shares will be sufficient to continue to grant annual equity awards that are commensurate with historical grants through fiscal 2019 and expect to return to shareholders to request approval of additional shares at our 2019 Annual General Meeting. The actual number of shares granted and ultimately issued from the plan each year will likely vary from this estimate and will depend on a variety of factors, including: (i) market-competitive long-term incentive grant practices among our peers and general industry, which will be used as an input into decisions for the size of individual employee grant values and aggregate company-wide grant practices (for detail on our current long-term incentive program, refer to the Compensation Discussion and Analysis and Compensation of Executive Officers sections of this Proxy Statement); (ii) the actual number of participants in our long-term incentive programs; (iii) the actual number of shares forfeited, canceled, or terminated; (iv) our actual share price at the time of each grant; (v) our performance, which will impact the actual number of performance units earned and delivered in ordinary shares; among other factors.
To assess the impact that the request for nine million additional shares will have on the Company’s dilution and overhang ratios, the HRCC considered a report prepared by its independent compensation consultant. For this purpose, share allocation (or “overhang” when expressed as a percentage of fully-diluted ordinary shares outstanding) is defined as the amount of outstanding shares that have been awarded to key employees and directors under the Mallinckrodt SIP, plus shares available for future grant, and share utilization is the number of shares underlying equity awards granted to key employees and directors in a fiscal year. As of March 12, 2018, the Company had 16,183,318 ordinary shares subject to outstanding equity awards or available for further equity awards under the Mallinckrodt SIP, which represented an overhang of approximately 15.8%. Assuming the Company’s shareholders approve the nine million additional shares, the Company’s overhang is projected to be 22.6%, with the incremental overhang resulting from the additional shares projected to be 6.8%, and with the projected share utilization rate of 8.3% of common shares outstanding for fiscal 2018. The HRCC considered that, if shareholders approve the nine million additional shares, the Company’s share allocation would increase substantially, but observed that this increase is typical for companies to experience upon receipt of shareholder approval for additional shares and that this allocation level will decrease each year as shares underlying restricted unit and performance unit awards vest and options are exercised.

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For the reasons noted above, the Board of Directors recommends that you vote for the approval of the amended and restated Mallinckrodt SIP.
Summary of Governance Features of the Amended and Restated Mallinckrodt SIP
The Board also believes that the amended and restated Mallinckrodt SIP contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•	Incorporates a “fungible” ratio for counting full value awards

•	No liberal share counting or “recycling” of shares

•	No dividends or dividend equivalents on unvested awards

•	No automatic share replenishment or “evergreen” provision

•	No repricing of stock options or stock appreciation rights

•	No discounted or reload stock options or stock appreciation rights

•	One-year minimum vesting requirements

•	No liberal change in control definition

•	No automatic acceleration of awards upon a change in control

•	No tax gross-ups
Material Terms of the Amended and Restated Mallinckrodt SIP
Purpose
The purpose of the Mallinckrodt SIP is to assist in the recruitment and retention of directors and key employees, provide incentives to such individuals in consideration of their services to Mallinckrodt, promote the growth and success of our business by aligning the interests of such individuals with those of our shareholders, and provide such individuals with an opportunity to participate in Mallinckrodt’s growth and financial success.
The following description of the material terms of the Mallinckrodt SIP is qualified in its entirety by the terms and conditions of the plan document, the form of which is included as Appendix A hereto.
Plan Administration
The Mallinckrodt SIP is administered by the HRCC except with respect to director awards, which are administered by the Nominating and Governance Committee. The HRCC or, to the extent required by applicable law, the Board of Directors, has broad discretion and authority under the Mallinckrodt SIP including the authority to:

•	interpret and administer the Mallinckrodt SIP;

•	prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Mallinckrodt SIP;

•	select employees to receive awards and determine the form of awards, the number of ordinary shares subject to an award and the terms and conditions of each award;

•
waive or amend any terms, conditions, restrictions or limitations on an award and/or vest awards upon a participant’s termination of employment, except that the Mallinckrodt SIP’s prohibition on the repricing of stock options and stock appreciation rights cannot be waived; and

•	delegate its duties and appoint agents to help administer the Mallinckrodt SIP.
Eligibility
Each of our employees providing services to us or any of our affiliates who is selected by the HRCC or its delegate is eligible to receive an award under the Mallinckrodt SIP, and each of our non-employee Directors selected by the Nominating and Governance Committee is eligible to receive an award under the Mallinckrodt SIP. As of March 12, 2018, we had approximately 300 select employees (7%) who are eligible to participate in the Mallinckrodt SIP if nominated by management and approved by the HRCC, as well as nine non-employee directors.

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Shares Available
Subject to the share counting rules described below and any adjustment in accordance with the terms of the Mallinckrodt SIP, the total number of ordinary shares with respect to which awards may be issued under the Mallinckrodt SIP is equal to 26,769,489 shares.
Share Counting Rules. When ordinary shares are issued pursuant to a grant of full value awards (i.e., restricted stock, restricted units, deferred stock units or performance units) or as payment of an annual performance bonus or other stock-based awards (which includes awards other than stock options, stock appreciation rights, annual performance bonuses or long-term performance awards), the total number of ordinary shares remaining available for grant is decreased by 1.61 shares per ordinary share issued. In determining the number of shares that remain available under the Mallinckrodt SIP, shares related to awards paid in cash do not count against the Mallinckrodt SIP’s share limit. In addition, shares of restricted stock that are returned to us upon a participant’s termination of employment or, if applicable, a director’s termination of directorship and shares related to awards that expire or are forfeited or cancelled, or terminate for any other reason without issuance of shares, are added back to the share reserve at a rate of 1.61 shares per each share subject to the expired, forfeited, cancelled or terminated award.
Limit on Individual Grants. Notwithstanding anything herein to the contrary, the following limits shall apply only to the extent that the performance-based compensation exception under Section 162(m) of the Code continues to apply. Subject to adjustment in accordance with the terms of the Mallinckrodt SIP, no employee may be granted more than six (6) million ordinary shares over any calendar year pursuant to stock options, stock appreciation rights and performance-based restricted stock and restricted units intended to qualify as “performance-based” under Section 162(m) of the Code, except that an incentive award of no more than ten (10) million ordinary shares may be made pursuant to stock options, stock appreciation rights and performance-based restricted stock and restricted units intended to qualify as “performance-based” under Section 162(m) of the Code to any person who has been hired within the calendar year as a covered employee. The maximum amount that may be paid in cash pursuant to annual performance bonuses or long-term performance awards settled in cash or which are intended to qualify as “performance-based” under Section 162(m) of the Code to any one employee is $15 million (U.S.) for any performance cycle of twelve (12) months. For any longer performance cycle, this maximum will be adjusted proportionately.
Minimum Vesting of Awards
Except with respect to 5% of the shares available to be issued under the Mallinckrodt SIP, all awards will provide for a vesting period or performance period of at least one year from the grant date. Notwithstanding the foregoing, the HRCC may permit acceleration of vesting of such awards in certain events, including in the event of the participant’s death or disability or a change in control.
Stock Options and Stock Appreciation Rights
Stock options awarded under the Mallinckrodt SIP may be in the form of nonqualified stock options or incentive stock options or a combination of the two. Stock appreciation rights may be awarded either alone or in tandem with stock options. Stock appreciation rights will be paid in cash or ordinary shares, or a combination of cash and ordinary shares. Unless otherwise determined by the HRCC or as required by law, stock options and stock appreciation rights granted under the Mallinckrodt SIP are subject to the following terms and conditions:

•
Exercise Price. The HRCC will set the exercise price at the time of grant, which will be no less than the fair market value of an ordinary share as of the date of grant. Under the Mallinckrodt SIP, fair market value is the closing sales price of an ordinary share of Mallinckrodt stock as reported on the NYSE on the date for which fair market value is being determined which, in the case of establishing the exercise price of an option, is the grant date. On March 21, 2018, the closing sales price per share of our ordinary shares as reported on the NYSE was $14.57.

•
No Repricing. Other than in connection with required Mallinckrodt SIP adjustments such as recapitalizations or a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of such awards or cancel such awards in exchange for cash, other awards, or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights, without shareholder approval.

•
Vesting. Subject to the minimum vesting requirements, stock options and stock appreciation rights will vest at such time and in the manner as determined at the time of grant by the HRCC. Unless otherwise provided in the award certificate, and subject to the minimum vesting requirements, stock options and stock appreciation

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rights will immediately vest upon the normal retirement, death or disability of a participant, or upon a termination of employment without cause or resignation for good reason after a change in control.

•
Post-Termination Exercise. Subject to the term of the award, any vested stock option or stock appreciation right that has not already been exercised will remain exercisable for a period of three years after termination of employment because of early or normal retirement, death or disability, and any vested stock option or stock appreciation right that has not already been exercised will remain exercisable for a period of 90 days after termination of employment for any other reason except for a termination for cause.

Performance-Based Awards
The Mallinckrodt SIP provides for performance-based awards in the form of: (1) annual performance bonuses that may be granted in the form of cash or ordinary shares; and (2) long-term performance awards in the form of performance units that may be paid in cash or shares, or performance-based restricted units or restricted stock awards that are paid in shares. The HRCC, in its discretion, will fix the amount, terms and conditions of annual performance bonuses and long-term performance awards, which may be subject to the following:

•
Performance Cycles. Annual performance bonuses will be awarded in connection with a 12-month performance cycle, which will coincide with our fiscal year. Long-term performance awards will be awarded in connection with a performance cycle that will not be shorter than 12 months. The annual performance bonus amount and the number of shares or units that are earned will be determined by the level of performance attained in relation to the applicable performance measures, as certified by the HRCC following completion of the performance period.

•
Target Awards and Award Criteria. The HRCC will set a target amount or target number of shares or units for each participant receiving an annual performance bonus or long-term performance award within 90 days after the start of a performance cycle. At that time, the HRCC will also establish criteria for these awards, including the minimum level of performance that must be attained before any annual performance bonuses and long-term performance awards will be paid or vest and the annual performance bonus amounts and the number of shares or units that will become payable upon attainment of various levels of performance. The HRCC may select as the performance measure(s) any operating and maintenance expense targets or financial goals as interpreted by the HRCC, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies, and are measured during the performance cycle, provided that, as to an annual performance bonus or long-term performance award granted to a covered employee (which is defined in the Mallinckrodt SIP as being a “covered employee” for purposes of Section 162(m) of the Code), performance measures are limited to the following criteria (subject to the last sentence of this section), and with respect to such awards granted to an employee other than a covered employee, performance measures may include, but not be limited to the following: net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes) or net operating income; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; income or loss, or net income or loss (before or after taxes); return on equity; total stockholder return; share price performance; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; operating profit or net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); return on operating revenue; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; profit margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; market segment share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating

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enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; product release schedules; timely launch of new facilities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; new product innovation; product cost reduction through advanced technology; brand recognition/acceptance; produce ship targets; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel. Financial performance measures may take into account such adjustments as the HRCC may specify, including the exclusion of unusual or infrequently occurring items; provided, however, that such adjustments shall not impact a covered employee unless the HRCC determines to make such adjustments no more than ninety (90) days after the commencement of the applicable performance cycle (subject to the following sentence). To the extent that the performance-based exception under Section 162(m) of the Code is inapplicable or otherwise eliminated for fiscal years beginning after December 31, 2017 or otherwise, the HRCC shall have the authority to make such other adjustments or establish such other performance measures for a covered employee or otherwise as it so determines in its discretion; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of this amendment and restatement and nothing contained herein shall be construed as such a modification or as permitting such a modification.

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Dividends and Dividend Equivalents. At the discretion of the HRCC and as set forth in the applicable award certificate, dividends paid on shares may be paid immediately or withheld and deferred in the participant’s account. In the event of a payment of dividends on ordinary shares, the HRCC may credit long-term performance awards denominated in ordinary shares with dividend equivalent units, which may be withheld and deferred in the participant’s account or credited in the form of additional share units. However, dividend equivalents on long-term performance awards shall be payable at the same time and only to the extent the underlying long-term performance awards become earned, vested, and payable.

Restricted Stock, Restricted Units and Deferred Stock Units
Restricted stock, restricted units and deferred stock units may be awarded under the Mallinckrodt SIP to any employee selected by the HRCC. Restricted units and deferred stock units may be settled in shares or cash. The HRCC has the discretion to fix the terms and conditions applicable to awards of restricted stock, restricted units and deferred stock units, subject to the following:

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Vesting. Unless the award certificate provides otherwise, any restrictions on restricted stock, restricted units or deferred stock units that have not vested or been satisfied on the date of a participant’s termination of employment will immediately vest in full or in part upon early or normal retirement, death or disability of the participant or certain terminations of employment following a change in control. Upon a termination of employment for any other reason, any unvested restricted units, deferred stock units or shares of restricted stock will be forfeited.

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Dividends and Dividend Equivalents. At the discretion of the HRCC, dividends paid on shares may, to the extent the underlying award to which the shares relate have become fully vested, be paid immediately or withheld and deferred in the participant’s account. In the event of a payment of dividends on ordinary shares, the HRCC may credit restricted units and deferred stock units with dividend equivalent units, which may be distributed immediately, withheld and deferred in the participant’s account or credited in the form of additional share units. Notwithstanding anything herein to the contrary, payments of any dividends, dividend equivalents

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or additional deferred stock units granted with respect to an award shall be subject to the same vesting or performance conditions, as applicable, as the underlying award.
Director Awards
The Nominating and Governance Committee has the exclusive authority to issue awards to directors, which may consist of, but not be limited to, restricted stock, restricted units, deferred stock units, stock options, stock appreciation rights or other stock-based awards. Each director award is governed by an award certificate that is approved by the Nominating and Governance Committee. The aggregate grant date Fair Market Value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $750,000. Each non-employee director will be granted restricted units with a value of $295,000 and the non-executive Chairman will be granted additional restricted units with a value of $112,000 at the 2018 Annual General Meeting.
Other Stock-Based Awards
The HRCC may grant other share-based awards under the Mallinckrodt SIP that consist of, or are denominated in, ordinary shares. These awards may include phantom or hypothetical shares. The HRCC has broad discretion to determine the terms and conditions that will apply to other stock-based awards.
Substitute Awards
The HRCC may make awards to grantees of an acquired company through the assumption of, or in substitution for, outstanding stock-based awards previously granted to the grantees. The assumed or substituted awards will be subject to the terms and conditions of the original awards made by the acquired company, with any adjustments that the HRCC considers necessary to comply with applicable law or appropriate to give effect to the relevant provisions of any agreement for the acquisition of the acquired company. Any shares issued in connection with such substitute awards will not count against the shares available for future grant under the Mallinckrodt SIP. In addition, Shares available under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Mallinckrodt SIP to individuals who were not employees or directors of the Company or a subsidiary prior to the transaction (subject to the stock exchange’s listing requirements).
Adjustments
The kind or maximum number of ordinary shares available for issuance under the Mallinckrodt SIP, the individual and aggregate maximums that may be issued under each form of award, the number of ordinary shares underlying outstanding awards and the exercise price applicable to outstanding stock options and stock appreciation rights shall be appropriately adjusted by the HRCC upon any stock split, reverse stock split, dividend or other distribution, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of ordinary shares or other securities, or similar corporate transaction or event, to prevent dilution or enlargement of the benefits intended to be made available under the Mallinckrodt SIP.
Change in Control
The Mallinckrodt SIP defaults to “double trigger” treatment of outstanding equity awards upon a change in control. Specifically, all outstanding stock options, stock appreciation rights and long-term performance awards will become exercisable and all outstanding restricted stock, restricted units and deferred stock units will vest if there is a change in control and the change in control results in a termination without cause, resignation for good reason or substitution of the awards for awards not payable in publicly-traded stock. Each participant who has been granted an annual performance bonus or long-term performance award that is outstanding as of the date of a change in control will be deemed to have achieved a level of performance that, as of the change in control, would cause all of the participant’s target amount to become payable, unless the successor entity maintains the annual performance plan and the actual level of performance achieved would result in an annual performance bonus that exceeds the participant’s target amount, in which case bonuses based on actual performance shall be paid.
Restrictions on Transfer of Awards
No award issued under the Mallinckrodt SIP may be alienated, anticipated, sold, assigned, pledged, encumbered or transferred, except that (a) awards may be transferred by will or by the laws of descent or distribution; (b) unless the

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award certificate provides otherwise, stock options may be transferred to a family member (as described in the Mallinckrodt SIP) without consideration; and (c) restricted stock may be freely transferable after the restrictions lapse or are satisfied and the shares are delivered.
Amendment and Termination
The Mallinckrodt SIP may be amended or terminated by our Board of Directors at any time without shareholder approval, except that any material revision to the terms of the Mallinckrodt SIP requires shareholder approval before it can be effective. A revision is “material” for this purpose if it materially increases the number of ordinary shares that may be issued under the plan, other than an increase pursuant to an “adjustment” as described above, materially expands the class of persons eligible to receive awards, materially extends the term of the plan, constitutes a repricing for which shareholder approval is required or is otherwise an amendment requiring shareholder approval pursuant to any law or the rules of any exchange on which our ordinary shares are listed for trading. If not earlier terminated, the Mallinckrodt SIP will terminate on the day before the tenth anniversary of the approval by the Board of Directors of the Mallinckrodt SIP. No awards may be granted under the Mallinckrodt SIP after it is terminated, but any previously granted awards will remain in effect until they expire.
Section 162(m) of the Code
Section 162(m) of the Code generally limits a company’s annual deduction for compensation in excess of $1 million paid to certain executive officers (these executive officers are referred to in the Mallinckrodt SIP as “covered employees”). Until recently, compensation paid to covered employees was not subject to the deduction limitation if it was considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Legislation recently signed into law would expand the number of individuals covered by Section 162(m) and eliminate the exception for performance-based compensation.
Summary of Federal Income Tax Consequences of Awards
The following is a brief summary of the principal United States federal income tax consequences of the grant, exercise and disposition of stock options, stock appreciation rights, restricted stock, restricted units and deferred stock units under the Mallinckrodt SIP, based on advice received from our counsel regarding current U.S. federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Because the federal income tax rules governing awards and related payments are complex, subject to frequent change, and depend on individual circumstances, participants should consult their tax advisors before exercising options or other awards or disposing of stock acquired pursuant to awards.
Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize any income at the time a nonqualified stock option or stock appreciation right is granted, nor will we be entitled to a deduction at that time. When a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares received as of the date of exercise over the exercise price. When a stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the cash received or, if the stock appreciation right is paid in ordinary shares, the fair market value of the ordinary shares received as of the date of exercise. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. We generally will be entitled to a tax deduction with respect to a nonqualified stock option or stock appreciation right at the same time and in the same amount as the participant recognizes income. The participant’s subsequent sale of the ordinary shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price the participant paid for the shares plus the ordinary income the participant recognized with respect to the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year following exercise.
Incentive Stock Options. A participant will not recognize any income at the time an incentive stock option (“ISO”) is granted. Nor will a participant recognize any income at the time an ISO is exercised. However, the excess of the fair market value of the ordinary shares on the date of exercise over the exercise price paid will be a preference item that could create liability under the alternative minimum tax. If a participant disposes of ordinary shares acquired upon exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain, if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of such ordinary shares before the end of the holding period, the participant generally will recognize ordinary income in the year of the disposition equal to the excess of the lesser of (i) the fair market value of the ordinary shares on the date of exercise or (ii) the amount received for the ordinary shares, over the exercise price paid. The

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balance of the gain or loss, if any, will be short- or long-term capital gain or loss, depending on how long the ordinary shares were held by the participant prior to disposition. We are not entitled to a deduction as a result of the grant or exercise of an ISO unless a participant recognizes ordinary income as a result of a disposition, in which case we will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be entitled to a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock) and we will be entitled to a corresponding federal income tax deduction. The participant’s subsequent sale of the ordinary shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date on which restrictions lapsed. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and we will be allowed a corresponding federal income tax deduction. The participant’s subsequent sale of the ordinary shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date of grant. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.
Restricted Units/Deferred Stock Units. A participant will not recognize any income at the time a restricted unit or deferred stock unit is granted, nor will we be entitled to a deduction at that time. Instead, the value of shares delivered on or after the vesting of restricted units or deferred stock units generally will be taxable to the recipient as ordinary income when shares are delivered to the participant. The amount of the income recognized will be the fair market value of the shares on the date shares are delivered. We will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount of compensation included in the participant’s income. The participant’s subsequent sale of the ordinary shares will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares, and any capital gains will be taxable as long-term gains if the participant held the shares for more than one year following the date on which they were delivered.
Section 409A. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G and Section 4999. Under Section 280G and Section 4999 of the Code, we are prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.
Non-United States Taxpayers. If the recipient is subject to the tax laws of any country other than the United States, the recipient should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the Mallinckrodt SIP.
Non-Competition and Non-Solicitation Agreements
The HRCC may condition eligibility to participate in the Mallinckrodt SIP and receipt of benefits specified in an award agreement, such as vesting and exercisability of awards, on the participant’s execution of, compliance with and/or certification of compliance with a non-competition and/or non-solicitation agreement.
New Plan Benefits
Awards issued after the Company’s 2018 Annual General Meeting to be held on May 16, 2018 are subject to the amended and restated Mallinckrodt SIP if shareholder approval is obtained. Except as discussed under “Compensation of Non-Employee Directors” and subject to annual individual limits set forth in the Mallinckrodt SIP, the number and types of awards that will be granted to any one individual or category of individuals under the amended and restated Mallinckrodt SIP in the future are not determinable, as the HRCC, in conjunction with the Board of Directors and, in

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the case of director awards, the Nominating and Governance Committee, will make these determinations in their sole discretion.

Ordinary Resolution
The text of the resolution in respect of Proposal 4 is as follows:
RESOLVED, that approval be and hereby is given to the adoption by the Company of the Mallinckrodt Pharmaceuticals Stock and Incentive Plan, as amended and restated on May 16, 2018, and in accordance with the provisions of a document entitled “Mallinckrodt Pharmaceuticals Stock and Incentive Plan” (the “Plan”), which has been made available to shareholders prior to the meeting and that the directors be and hereby are authorized to take all such actions with reference to the Plan as may be necessary to ensure the adoption and operation of the Plan.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 4

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PROPOSAL 5 - APPROVE THE BOARD’S AUTHORITY TO ISSUE SHARES
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization, contained in our Articles of Association adopted on June, 27 2013, is due to expire on June 27, 2018 (five years is the maximum authorization period under Irish law). We are presenting this proposal to renew the Board’s authority to issue our authorized shares on the terms set forth below.
It is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital (excluding shares held in treasury) and for such authority to be renewed each year. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital (excluding treasury shares) for a period expiring on the earlier of our Annual General Meeting in 2019 or August 16, 2019, unless otherwise varied, revoked or renewed. We expect to propose a renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.
As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

Ordinary Resolution
The text of the resolution in respect of Proposal 5 is as follows:
RESOLVED that the directors be and are hereby generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of US$ 5,701,564 (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital (excluding treasury shares) of the Company as of March 12, 2018 (the last practicable date prior to the issue of the notice of this meeting)) and the authority conferred by this resolution shall expire on the earlier of the date of the Company’s Annual General Meeting in 2019 or August 16, 2019, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

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PROPOSAL 6 - APPROVE THE WAIVER OF PRE-EMPTION RIGHTS
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Our current authorization, contained in our Constitution adopted on June 27, 2013, is due to expire on June 27, 2018 (five years is the maximum authorization period under Irish law). We are therefore proposing to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.
It is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (excluding shares held in treasury). It is also customary practice for such authority to be renewed on an annual basis.
Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash up to a maximum of approximately 5% of the Company’s authorized share capital without applying statutory pre-emption rights for a period expiring on the earlier of the Annual General Meeting in 2019 or August 16, 2019, unless otherwise varied, renewed or revoked. We expect to propose a renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.
As required under Irish law, the resolution in respect of Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.

Special Resolution
The text of the resolution in respect of Proposal 6 is as follows:
RESOLVED, that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 of the notice of this meeting as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$ 863,873 (being equivalent to approximately 5% of the aggregate nominal value of the issued share capital (excluding treasury shares) of the Company as of March 12, 2018 (the last practicable date prior to the issue of the notice of this meeting)) and the authority conferred by this resolution shall expire on the earlier of the Company’s 2019 Annual General Meeting or August 16, 2019, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 6

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PROPOSAL 7: AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OR OVERSEAS MARKET PURCHASES OF COMPANY SHARES
Under Irish law, neither we nor any of our subsidiaries may make market purchases or overseas market purchases of our ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize us, or any of our subsidiaries, to make market purchases or overseas market purchases of up to 10% of our issued shares. If adopted, this authority will expire at the close of business on August 16, 2019 unless renewed at the Annual General Meeting in 2019; we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels which the Board considers to be in the best interests of the shareholders generally, after taking into account our overall financial position.
Whether or not this proposed resolution is passed, we will retain the ability to effect repurchases as redemptions pursuant to our Articles of Association, although our subsidiaries are not able to effect market purchases in this manner. To date, our existing share repurchase program has been effected as redemptions pursuant to our Articles of Association.
In order for us or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, such shares must be purchased on a “recognized stock exchange”. The NYSE, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.
Ordinary Resolution
The text of the resolution in respect of Proposal 7 is as follows:
RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make market purchases or overseas market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the provisions of the Companies Act 2014 and to the following provisions:

(a)
The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 8,633,623 ordinary shares of US$0.20 each (which represents 10% of the Company’s issued ordinary shares as of our 2017 fiscal year end).

(b)
The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)
This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 7

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PROPOSAL 8: AUTHORIZE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES THAT IT HOLDS AS TREASURY SHARES
We may, from time to time, re-allot shares purchased by us and not cancelled (“treasury shares”) in connection with our executive compensation program, our employee stock purchase plan and our other compensation programs.
Under Irish company law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-alloted are 95% and 120%, respectively, of the average closing price per ordinary share, as reported by the NYSE, for the thirty (30) trading days immediately preceding the proposed date of re-allotment. If an ordinary share is being re-allotted to satisfy an obligation under an employees’ share scheme, the minimum price at which such share may be re-allotted will be the nominal value of such share. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.
Special Resolution
The text of the resolution in respect of Proposal 8 is as follows:
RESOLVED, that the re-allotment price range at which any treasury shares held by the Company may be re-alloted (including by way of re-allotment off-market) shall be as follows:

(a)	the maximum price at which such treasury share may be re-alloted shall be an amount equal to 120% of the “market price”; and

(b)
the minimum price at which a treasury share may be re-alloted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employees’ share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c)
for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire at eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 8

74  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS

OTHER MATTERS

Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fifteen months ended December 29, 2017, including the reports of the Directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts are available with the Proxy Statement and our Annual Report at proxyvote.com and in the Investor Relations section of our website at mallinckrodt.com.
Registered and Principal Executive Offices
Our registered office is located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 820-7940. Our principal executive offices are located at 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom. The telephone number there is +44 017 8463 6700.
Shareholder Proposals for the 2019 Annual General Meeting
In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than December 5, 2018. Such proposals should be sent to our Company Secretary at Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Irish law and other legal requirements, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before next year’s annual general meeting, a shareholder must deliver written notice of the proposed business to our Company Secretary at our registered office not earlier than the close of business on January 16, 2019 and not later than the close of business on February 15, 2019 and otherwise comply with the requirements of our Articles of Association.
United States Securities and Exchange Commission Reports
Copies of our Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at mallinckrodt.com or by writing to our Company Secretary at Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom.
Delivery of Documents to Shareholders Sharing an Address
If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended December 29, 2017, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +44 017 8463 6700 or sends a written request to Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom, Attention: Company Secretary. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom, Attention: Company Secretary.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   75

OTHER MATTERS

General
Your proxy is solicited on behalf of the Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, the General Counsel and the Company Secretary will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 — 8. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, the General Counsel or the Company Secretary will vote the ordinary shares represented by such proxies in accordance with his discretion.

76  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

APPENDIX A

MALLINCKRODT PHARMACEUTICALS
STOCK AND INCENTIVE PLAN

as amended and restated

This document constitutes part of a prospectus covering securities that have been registered under the United States Securities Act of 1933, as amended.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-1

APPENDIX A

MALLINCKRODT PHARMACEUTICALS STOCK AND INCENTIVE PLAN

as amended and restated effective April 4, 2018

ARTICLE I

PURPOSE

1.1.Purpose. The purposes of this Mallinckrodt Pharmaceuticals Stock and Incentive Plan as amended and restated (the “Plan”) are to promote the interests of Mallinckrodt public limited company (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing incentives to Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees with an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with that of the other shareholders of the Company. Toward these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards and Other Stock-Based Awards.

1.2.Effective Date; Shareholder Approval. This amendment and restatement of the Plan is effective as of the date of shareholder approval, following the approval of the Plan on March 21, 2018 by the Company’s Board of Directors. To the extent that the performance-based compensation exception under Section 162(m) of the Code is inapplicable or otherwise eliminated for taxable years beginning after December 31, 2017 or otherwise, the provisions relating to such exception herein shall be inapplicable, but only to the extent such exception would not otherwise apply; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of this amendment and restatement and nothing contained herein shall be construed as such a modification or as permitting such a modification.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Acquired Company” means any business, corporation or other entity acquired by the Company or any Subsidiary.

“Acquired Grantee” means the grantee of a stock-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

“Annual Performance Bonus” means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures, and is intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

(a)	“Stock Options” awarded pursuant to Section 4.3;

(b)	“Stock Appreciation Rights” awarded pursuant to Section 4.3;

(c)	“Annual Performance Bonuses” awarded pursuant to Section 4.4;

(d)	“Long-Term Performance Awards” awarded pursuant to Section 4.5;

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APPENDIX A

(e)	“Other Stock-Based Awards” awarded pursuant to Section 4.6;

(f)	“Director Awards” awarded pursuant to Section 4.7; and

(g)	“Substitute Awards” awarded pursuant to Section 4.8.

“Award Certificate” means the document issued, either in writing or an electronic medium, by the Committee or its designee to a Participant evidencing the grant of an Award and which contains, in the same or accompanying document, the terms and conditions applicable to such Award.

“Board” means the Board of Directors of the Company.

“Cause” means, as to any Employee who is a party to an employment agreement with the Company or any Subsidiary which contains a definition of “cause,” as set forth in such employment agreement and, if there is no applicable employment agreements, means an Employee’s or Director’s (i) substantial failure or refusal to perform duties and responsibilities of his or her job at a satisfactory level as required by the Company or Subsidiary, other than due to Disability, (ii) a material violation of any fiduciary duty or duty of loyalty owed to the Company or Subsidiary, (iii) conviction of a misdemeanor (other than a traffic offense) or felony, (iv) fraud, embezzlement or theft, (v) violation of a material Company or Subsidiary rule or policy, (vi) unauthorized disclosure of any trade secret or confidential information of the Company or Subsidiary or (vii) other egregious conduct, that has or could have a serious and detrimental impact on the Company or Subsidiary and its employees.. The Committee (or the Nominating Committee solely with respect to Director Awards), in its sole and absolute discretion, shall determine Cause.

“Change in Control” means the first to occur of any of the following events:

(a)
any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b)
persons who, as of the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c)
consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent by value of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-3

APPENDIX A

Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d)	a a complete liquidation or dissolution of the Company.

Any payment of deferred compensation subject to Code Section 409A that is to be made under an Award other than an Annual Performance Bonus upon the occurrence of a Change in Control or any change in the timing and/or form of such payment as a direct result of a Change in Control (including payments made upon a specified date or event occurring after a Change in Control) shall not be made, or such change in timing and/or form shall not occur, unless such Change in Control is also a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v) and applicable regulations and rulings thereunder and such payment, or such change in timing and/or form, occurs no later than two (2) years after the date of such change in ownership or effective control of the Company, in each case to the extent required to avoid the recipient of such Award from incurring tax penalties under Code Section 409A in respect of such Award. Notwithstanding the foregoing, if the Committee takes an action pursuant to Section 5.4(b) to accelerate the payment of deferred compensation upon a Change in Control, then any accelerated payment shall occur on a date specified in the applicable Award Certificate, which date shall be no later than ninety (90) days after a “change in ownership or effective control” of the Company. The payment of an Annual Performance Bonus that is to be accelerated pursuant to Subsection 4.4(g) shall occur within thirty (30) days after a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v).

“Change in Control Termination” means such term or concept as defined in an Award Certificate or, if such term is not defined therein, a Participant’s involuntary termination of employment that occurs during the twelve (12) month period immediately following a Change in Control. For this purpose, a Participant’s involuntary termination of employment includes the following:

(a)	termination of the Participant’s employment by the Company for any reason other than for Cause, Disability or death;

(b)
termination of the Participant’s employment by the Participant after one of the following events, provided that the Participant’s termination of employment occurs within sixty (60) days after the occurrence of any such event:

(i)
the Company, without the Participant’s consent, requires the Participant to relocate to a principal place of employment more than fifty (50) miles from his or her existing place of employment, which materially increases the Participant’s commuting time; or

(ii)
the Company, without the Participant’s consent, materially reduces the Participant’s base salary, target annual bonus opportunity, or retirement, welfare, target share incentive opportunity, and other benefits taken as a whole, as in effect immediately prior to the Change in Control;

provided that an event described in (i) or (ii) above shall permit a Participant’s termination of employment to be deemed a Change in Control Termination only if (x) the Participant provides written notice to the Company specifying in reasonable detail the event upon which the Participant is basing his termination within ninety (90) days after the occurrence of such event, (y) the Company fails to cure such event within thirty (30) days after its receipt of such notice, and (z) the Participant terminates his employment within sixty (60) days after the expiration of such cure period.”

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board or any successor committee or other committee to which the Compensation and Human Resources Committee delegates its authority under this Plan. The Compensation and Human Resources Committee shall be comprised solely of “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and two or more

A-4  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations.

“Company” means Mallinckrodt public limited company, a company incorporated in Ireland under registered number 522227, or any successor thereto.

“Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code or who is reasonably expected to be a “covered employee” at the time the Company would be entitled to claim a tax deduction in respect of an Award but for Section 162(m) of the Code.

“Deferred Stock Unit” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Directorship or Termination of Employment, or any other permitted payment event described in the Award Certificate, subject to any restrictions that the Committee, in its discretion, may determine.

“Director” means a member of the Board.

“Disabled” or “Disability” means, subject to Section 7.11(b)(iii), that (1) the Employee meets the requirements for disability benefits under the Social Security law then in effect and/or (2) the Employee is eligible to receive benefits under the Company’s long-term disability plan; provided that, to the extent an Award is nonqualified deferred compensation subject to Code Section 409A and the payment of the Award occurs due to Disability, the Employee’s will be deemed Disabled under subsection (2) only if he or she has received income replacement benefits for a period of not less than three (3) months under the Company’s accident and health plan covering the Employee by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

“Dividend Equivalent” means an amount equal to the ordinary cash dividend or the fair market value of the share dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable. In no event shall Dividend Equivalents be paid with respect to Stock Options or Stock Appreciation Rights.

“Early Retirement” means, unless otherwise specified in an Award Certificate, Termination of Employment on or after a Participant has attained age 55, provided that the sum of the Participant's age (in full years) and full years of service with the Company or a Subsidiary is 60 or higher.

“Effective Date” means May 16, 2018, unless otherwise provided herein.

“Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

“Fair Market Value” of a Share means the closing sales price on the New York Stock Exchange of a Share on the trading day of the grant or on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares is reported. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

“GAAP” means United States generally accepted accounting principles.

“Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that is intended to meet the requirements of Section 422 of the Code and any related regulations and is designated in the Award Certificate as intended to be an Incentive Stock Option.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-5

APPENDIX A

“Long-Term Performance Award” means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures or other performance criteria as selected in the sole discretion of the Committee.

“Nominating Committee” means the Nominating and Governance Committee of the Board.

“Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

“Normal Retirement” means, unless otherwise specified in an Award Certificate, Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant's age (in full years) and full years of service with the Company or a Subsidiary is 70 or higher.

“Ordinary Shares” means the ordinary shares of the Company, $0.20 (U.S.) par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5.3 of the Plan.

“Other Stock-Based Award” means an Award granted under Section 4.6 of the Plan and denominated in Shares.

“Participant” means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.

“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period of 12 months or longer, as determined by the Committee in its sole discretion, over which the level of performance will be assessed.

“Performance Measure” means, with respect to any Annual Performance Bonus or Long-Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during a Performance Cycle. The Committee may select as the Performance Measure any operating and maintenance expense targets or financial goals as interpreted by the Committee, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies, and are measured during the Performance Cycle provided that (i) as to an Annual Performance Bonus or Long-Term Performance Award granted to a Covered Employee and intended to be qualified “performance-based” compensation under Section 162(m) of the Code, Performance Measures shall be limited to the criteria set forth on Appendix A (subject to the next sentence), and (ii) as to an Annual Performance Bonus or Long-Term Performance Award granted to a Participant who is not a Covered Employee, Performance Measures may include, but shall not be limited to, the criteria set forth on Appendix A. To the extent that the performance-based exception under Section 162(m) of the Code is inapplicable or otherwise eliminated for fiscal years beginning after December 31, 2017 or otherwise, the Committee shall have the authority to make such other adjustments or establish such other Performance Measures or performance measures for a Covered Employee or otherwise as it so determines in its discretion; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of this amendment and restatement and nothing contained herein shall be construed as such a modification or as permitting such a modification.

“Performance Unit” means a Long-Term Performance Award denominated in Units.

“Plan” means this Mallinckrodt Pharmaceuticals Stock and Incentive Plan, as it may be amended from time to time.

“Reporting Person” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

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APPENDIX A

“Restricted Stock” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

“Restricted Unit” means a Unit granted under Section 4.5 or Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share” means an Ordinary Share of the Company, and “Shares” shall be construed accordingly.

“Stock Appreciation Right” means a right granted under Section 4.3 of the Plan of an amount in cash or Shares equal to any excess of the Fair Market Value of a Share as of the date on which the right is exercised over the Exercise Price.

“Stock Option” means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means (i) a subsidiary company (wherever incorporated) of the Company, as defined by Section 155 of the Companies Act 1963 of Ireland; (ii) any separately organized business unit, whether or not incorporated, of the Company; (iii) any employer that is required to be aggregated with the Company pursuant to Code Section 414 and the regulations promulgated thereunder; and (iv) any service recipient or employer that is within a controlled group of corporations as defined in Code Sections 1563(a)(1), (2) and (3) which includes the Company, where the phrase “at least 50%” is substituted in each place “at least 80%” appears, and any service recipient or employer within trades or businesses under common control as defined in Code Section 414(c) and Treas. Reg. § 1.414(c)-2, which includes the Company, where the phrase “at least 50%” is substituted in each place “at least 80%” appears, provided, however, that when the relevant determination is to be based upon legitimate business criteria (as described in Treas. Reg. § 1.409A-1(b)(5)(iii)(E) and § 1.409A-1(h)(3)), the phrase “at least 20%” shall be substituted in each place “at least 80%” appears as described above with respect to both a controlled group of corporations and trades or business under common control.

“Target Amount” means the amount of Performance Units that will be paid if the applicable Performance Measure is fully (100%) attained, as determined in the sole discretion of the Committee.

“Target Bonus” means the target Annual Performance Bonus applicable to a Reporting Person in respect of a particular year, as established by the Committee or its delegate.

“Target Vesting Percentage” means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the applicable Performance Measure is fully (100%) attained, as determined in the sole discretion of by the Committee.

“Termination of Directorship” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined in the sole discretion of the Nominating Committee, provided however that if the Director is a member of the Nominating Committee, such determination shall be made by the full Board (excluding such Director). For purposes of any Award which is nonqualified deferred compensation subject to Code Section 409A, a Termination of Directorship shall only occur where such Termination of Directorship is a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the applicable regulations and rulings thereunder. For purposes of determining whether a Termination of Directorship has occurred, services provided in the capacity of an employee or otherwise shall be excluded.

“Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined in the sole discretion of the Company. For purposes of any Award which is nonqualified deferred compensation subject to Code Section 409A, a Termination of Employment shall only occur where such Termination of Employment is a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the applicable regulations and rulings

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-7

APPENDIX A

thereunder. For purposes of determining whether a Termination of Employment has occurred, services provided in the capacity of an employee or otherwise shall be excluded.

“Unit” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one Share.

ARTICLE III
ADMINISTRATION

3.1.Committee. The Plan will be administered by the Committee, except as otherwise provided in Section 4.7.

3.2.Authority of the Committee. The Committee or, to the extent required by applicable law, the Board will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

(a)	Interpret and administer the Plan and any instrument or agreement relating to the Plan;

(b)	Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

(c)	Select Employees to receive Awards under the Plan;

(d)
Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options, and the circumstances under which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of each Award Certificate;

(e)	Determine whether Awards will be granted singly, in combination or in tandem;

(f)
Establish and interpret Performance Measures (or, as applicable, other performance criteria) in connection with Annual Performance Bonuses and Long-Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures (or other performance criteria, as applicable);

(g)
Subject to Sections 6.1 and 7.12, waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights without shareholder approval, as described in Section 4.3(g), may not be waived;

(h)
Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as shall be appropriate pursuant to Section 5.3;

(i)
Determine and set forth in the applicable Award Certificate the circumstances under which Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;

(j)
In accordance with Section 7.1, determine and set forth in the applicable Award Certificate whether a Nonqualified Stock Option, Restricted Share or other Award may be transferable to family members, a family trust or a family partnership;

(k)
Establish any subplans and make any modifications to the Plan, without amending the Plan, or to Awards made hereunder (including the establishment of terms and conditions in the Award Certificate not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations or tax policies or customs;

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APPENDIX A

(l)	Appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(m)	Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3.Effect of Determinations. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

3.4.Delegation of Authority. The Board or, if permitted under applicable corporate law and stock exchanges, the Committee, in its discretion and consistent with applicable law, regulations and stock exchange rules, may delegate to a committee or an officer or group of officers, as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board or the Committee may establish. When the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number or value of Shares that may be subject to Awards that the delegate may grant. Only the Committee has the authority to grant and administer Awards to Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures (except to the extent that delegation of such authority to another person would not cause an Award to fail to meet the performance-based compensation exception under Section 162(m) of the Code to the extent such section is applicable or otherwise fail to meet the requirements under any applicable tax, securities or other law, rule or regulation).

3.5.Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, the fees and other expenses of which shall be paid by the Company, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6.No Liability. No member of the Committee or the Board or any person acting as a delegate thereof with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV
AWARDS

4.1.Eligibility. All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2.Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

4.3.Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

(a)
Form. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Stock Option affect the right to exercise the other Stock Option. Stock Appreciation Rights may be granted either alone or concurrently with Nonqualified Stock Options and the amount of Shares attributable to each Stock Appreciation Right shall be set forth in the applicable Award Certificate on or before the grant date.

(b)
Exercise Price. Other than with respect to Substitute Awards described in Section 4.8, the Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to

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adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Incentive Stock Options owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will equal the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate or accompanying documentation.

(c)
Term and Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee:

(i)
The term of each Stock Option and Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Certificate, but in no event shall the term thereof exceed ten (10) years from the date of its grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Option (other than an Incentive Stock Option) or Stock Appreciation Right (i) the exercise of the Award is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement. Moreover, notwithstanding the foregoing, an Award Certificate may provide that if on the last day of the term of a Stock Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the option or grant price per Share, the Participant has not exercised the Stock Option, Stock Appreciation Right or tandem Award, and the Award has not expired, the Stock Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Stock Option or Stock Appreciation Right. In such event, the Company shall deliver to the Participant the number of Shares for which the Stock Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price for a Stock Option and required withholding taxes for both Stock Options and Stock Appreciation Rights; provided, however, any fractional Share shall be settled in cash.

(ii)
A Stock Option or Stock Appreciation Right will become exercisable at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate, subject to the minimum vesting limitations of Section 4.10.

(iii)
Unless the applicable Award Certificate provides otherwise, and subject to the minimum vesting limitations of Section 4.10, upon the death, Disability, Normal Retirement or a Change in Control Termination of a Participant who has outstanding Stock Options or Stock Appreciation Rights, the unvested Stock Options or Stock Appreciation Rights will fully vest. Unless the applicable Award Certificate or the remainder of this Section 4.3(c) provides otherwise, the Participant’s Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date on which the Participant dies, incurs a Disability or retires due to Normal Retirement.

(iv)
Unless the applicable Award Certificate provides otherwise, and subject to the minimum vesting limitations of Section 4.10, upon the Termination of Employment of a Participant for any reason other than the Participant's death, Disability, Normal Retirement or a Change in Control Termination, if the Participant’s termination qualifies as Early Retirement, a pro rata portion of the Participant’s Stock Options and Stock Appreciation Rights will vest so that the total number of vested Stock Options or Stock Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to the total number of Stock Options or Stock Appreciation Rights originally granted to the Participant under the applicable Award multiplied by a fraction, the numerator of which is the period of time (in whole

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months) that have elapsed since the date of grant, and the denominator of which is the number of months set forth in the applicable Award Certificate that is required to attain full vesting. Unless the Award Certificate provides otherwise, such Participant's Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date of Termination of Employment.

(v)
Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (iii) or (iv) above, any unvested Stock Options or Stock Appreciation Rights will be forfeited. Unless the applicable Award Certificate provides otherwise, any Stock Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is ninety (90) days after the date of such Termination of Employment.

(vi)
Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant's will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or by applicable laws of descent and distribution.

(vii)
A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable. When either a Stock Option or a Stock Appreciation Right granted in tandem with each other is exercised, the tandem Stock Option or Stock Appreciation Right, as applicable, shall expire.

(d)
Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Shares will be issued and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the applicable Award Certificate:

(i)
Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

(ii)
Subject to any requirements of applicable law and regulations, tendering (actually or by attestation) to the Company or its agent previously acquired Shares that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)
Subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

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(i)	Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company within the meaning of Code Section 424.

(ii)
Timing of Grant. No Incentive Stock Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan was approved by shareholders.

(iii)
Amount of Award. Subject to Section 5.3 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee's Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 (U.S.) limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and underlying regulations and rulings.

(iv)
Timing of Exercise. If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Code Section 22(e)), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and underlying regulations and rulings. For purposes of this paragraph (iv), an Employee's employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee's right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 days and the Employee's right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(v)
Transfer Restrictions. In no event will the Committee permit an Incentive Stock Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Employee during the Employee's lifetime.

(f)
Exercise of Stock Appreciation Rights. Upon exercise of a Participant's Stock Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If Shares are paid for the Stock Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g)
No Repricing. Except as otherwise provided in Section 5.3 or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards, or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without shareholder approval.

4.4.Annual Performance Bonuses. The Committee may grant annual performance bonuses or other bonus compensation in its discretion outside the terms of this Plan. The Committee may grant Annual Performance Bonuses, intended to qualify as “performance-based compensation” under Section 162(m) of the Code (to the extent the Committee so determines and such performance-based compensation exception continues to apply), under the Plan in the form of cash or Shares to the Reporting Persons that the Committee may from time to time

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select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a)
Section 162(m) of the Code. The Committee may determine that Annual Performance Bonuses made to Covered Employees should be structured to be “performance-based compensation” for purposes of Section 162(m) of the Code. If the Committee action granting such Awards or the Award Certificates so provide, this Section 4.4 shall be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and the Plan shall be operated so that the Company may take a full tax deduction for Annual Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(b)	Performance Cycles. Annual Performance Bonuses will be awarded in connection with a twelve (12) month Performance Cycle, which will be the fiscal year of the Company.

(c)
Eligible Participants. Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive an Annual Performance Bonus under the Plan. If an individual becomes a Reporting Person after this ninety (90) day period, the Committee may determine that such Reporting Person is eligible to receive a pro rata Annual Performance Bonus under the Plan.

(d)	Performance Measures; Targets; Award Criteria.

(i)
Within ninety (90) days after the commencement of the service period to which a Performance Cycle relates, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Bonus which may be earned by each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on the applicable Performance Measures, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and the percentage of the Target Bonus that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii)
The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount otherwise payable to any Covered Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount payable under any Annual Performance Bonus of another Covered Employee.

(e)
Payment, Certification. No Annual Performance Bonus will be paid to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee (i) shall make adjustments for events listed in Section 5.3 in accordance therewith and (ii) may, in its discretion, exclude the effect of unusual or infrequently occurring items, including, but not limited to the following, as set forth in the Award Certificate or action of the Committee granting the Award: the cumulative effect of changes in the law, regulations or accounting rules, and other items, all determined in accordance with GAAP (to the extent applicable and unless specified otherwise in the Award Certificate or action of the Committee granting the Award) and identified in financial statements, notes to the financial statements or discussion and analysis of management; asset write downs; litigation or claim judgments or settlements; any reorganization and restructuring programs; acquisitions or divestitures; and foreign exchange gains and losses; provided that the determination by the Committee that Performance Measures shall be adjusted for items in accordance with this clause (ii) shall be made no later than ninety (90) days after the commencement of any applicable Performance Cycle in respect of Annual Performance Bonuses awarded to Covered Employees.

(f)
Form of Payment. Annual Performance Bonuses will be paid in cash, Shares or such other Awards as determined by the Committee. All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company's

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APPENDIX A

fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Section 409A of the Code), except to the extent that the Committee determines or a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement or Award, in which case the terms of such arrangement or Award shall govern.

(g)
Acceleration. Each Participant who is eligible to receive an Annual Performance Bonus with respect to a Performance Cycle during which a Change of Control occurs will, except as otherwise provided below, be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant's Target Bonus to become payable at such times and in such manner as determined in the sole discretion of the Committee. Notwithstanding the previous sentence, if (i) a surviving entity maintains the Performance Cycle in which a Change in Control occurs, or otherwise provides for the payment of an Annual Performance Bonus based on the level of performance attained for such Performance Cycle in relation to the Performance Measures established for such Performance Cycle (including Performance Measures that were adjusted or modified as a result of the Change in Control) and (ii) the Annual Performance Bonus based on the level of performance attained for such Performance Cycle exceeds all (100%) of the Participant’s Target Bonus, then each Participant who is eligible to receive an Annual Performance Bonus with respect to such Performance Cycle shall receive an Annual Performance Bonus based on the level of performance attained for such Performance Cycle at such times and in such manner as determined in the sole discretion of the Committee, or successor to the Committee. If a Participant’s employment is terminated before the end of the original Performance Cycle due to death, Disability, Normal Retirement, or by the Company without Cause, the Award payable to such Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Cycle. Notwithstanding the above, the time and manner of any payments made pursuant to this Section 4.4(g) shall comply with Section 4.4(e) above.

4.5.Long-Term Performance Awards. The Committee may grant long-term performance awards or other bonus compensation in its discretion outside the terms of this Plan. The Committee may grant Long-Term Performance Awards, intended to be “performance-based compensation” under Section 162(m) of the Code (to the extent the Committee so determines and such performance-based compensation exception continues to apply), under the Plan in the form of Performance Units, Restricted Units or Restricted Stock to any Employee who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a)
Section 162(m) of the Code. The Committee may determine that Long-Term Performance Awards made to Covered Employees should be structured to be "performance-based compensation" for purposes of Section 162(m) of the Code. If the Committee action granting such Award or the Award Certificates so provide, this Section 4.5 shall be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations with respect to Long-Term Performance awards made to Covered Employees, and the Plan shall be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(b)
Performance Cycles. Long-Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than twelve (12) months.

(c)
Eligible Participants. Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Employees who will be eligible to receive a Long-Term Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Employee other than a Covered Employee after the expiration of this ninety (90) day period.

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(d)	Performance Measures; Targets; Award Criteria.

(i)
Within ninety (90) days after the commencement of the service period to which a Performance Cycle relates, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on the applicable Performance Measures, that must be attained during the Performance Cycle before any Long-Term Performance Award will be paid or vest, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii)
The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards otherwise payable to any Covered Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of another Covered Employee.

(e)
Payment, Certification. Long-Term Performance Awards shall only be paid if the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long-Term Performance Awards awarded to Participants who are not Covered Employees will be based on the Performance Measures, or other applicable performance criteria, and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures, or other performance criteria, and formulas may be the same as or different than the Performance Measures and formulas that apply to Covered Employees. In applying Performance Measures, the Committee (i) shall make adjustments for events listed in Section 5.3 in accordance therewith and (ii) may, in its discretion, exclude the effect of unusual or infrequently occurring items, including, but not limited to the following, as set forth in the Award Certificate or action of the Committee granting the Award: the cumulative effect of changes in the law, regulations or accounting rules, and other items, all determined in accordance with GAAP (to the extent applicable and unless specified otherwise in the Award Certificate or action of the Committee granting the Award) and identified in financial statements, notes to the financial statements or discussion and analysis of management; asset write downs; litigation or claim judgments or settlements; any reorganization and restructuring programs; acquisitions or divestitures; and foreign exchange gains and losses.; provided that the determination by the Committee that Performance Measures shall be adjusted for items in accordance with this clause (ii) shall be made no later than ninety (90) days after the commencement of any applicable Performance Cycle in respect of Long-Term Performance Awards awarded to Covered Employees.

(f)
Form of Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the applicable Award Certificate. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (within the meaning of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern, or as otherwise provided in Section 4.5(g) below.

(g)	Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable Award Certificate, dividend equivalents may be earned on Long-Term Performance Awards denominated in

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Shares, but only to the extent, and shall be payable only at the same time, as the underlying Long-Term Performance Awards may become earned, vested, and payable.

(h)
Special Vesting Provisions. Unless the applicable Award Certificate provides otherwise, and subject to the minimum vesting limitations of Section 4.10, upon the death, Disability, Normal Retirement or a Change in Control Termination of a Participant who has an outstanding Long-Term Performance Award, the unvested Long-Term Performance Award will fully vest and be paid as if the Participant had continued in active employment with the Company through the date such Long-Term Performance Award would have vested and been paid in the absence of such event. Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant's death, Disability, Normal Retirement or a Change in Control Termination, the unvested Long-Term Performance Award will be forfeited unless the Participant qualifies for Early Retirement, in which case (subject to the minimum vesting limitations of Section 4.10), a pro rata portion of the Participant’s Long-Term Performance Awards will vest and be paid as if the Participant had continued in active employment with the Company through the date such Long-Term Performance Award would have vested and been paid in the absence of such event; provided that the number of Long-Term Performance Awards held by the Participant which shall vest under those circumstances shall equal the total number of Long-Term Performance Awards in which such Participant would have vested multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is the number of total months set forth in the applicable Award Certificate for such Performance Period.

4.6.Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Annual Performance Bonuses or Long-Term Performance Awards) to any Employee who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Stock, Restricted Units, or Deferred Stock Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

(a)
Vesting. Restrictions on Other Stock-Based Awards granted under this Section 4.6 will lapse at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate, subject to the minimum vesting limitations of Section 4.10. Unless the applicable Award Certificate provides otherwise, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant's Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a Change in Control Termination, except that the Award will vest pro rata with respect to the portion of the vesting term set forth in the applicable Award Certificate that the Participant has completed if the Participant qualified for Early Retirement (subject to the minimum vesting limitations of Section 4.10). All restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6, subject to the minimum vesting limitations of Section 4.10, will lapse upon the Normal Retirement, death or Disability of the Participant or a Change in Control Termination.

(b)
Grant of Restricted Stock. The Committee may grant Restricted Stock to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a shareholder with respect to the Shares, including the right to vote and to receive dividends or other distributions (subject to Section 4.6(e)), except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c)
Grant of Restricted Units. The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

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(d)
Grant of Deferred Stock Units. The Committee may grant Deferred Stock Units to any Employee, which Units will be paid in whole Shares upon the Employee's Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Stock Unit that becomes payable.

(e)
Dividends and Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable Award Certificate, dividends paid on Shares may, to the extent the underlying Award to which the Shares relate have become fully vested, be paid immediately or withheld and deferred in the Participant's account. In the event of a payment of dividends on the Ordinary Shares, the Committee may credit Restricted Units with Dividend Equivalents in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalents will be subject to such vesting terms as determined by the Committee and may be distributed immediately or withheld and deferred in the Participant's account as determined by the Committee and set forth in the applicable Award Certificate. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded. Notwithstanding anything herein to the contrary, payment of any dividends, Dividend Equivalents or additional Deferred Stock Units granted with respect to an Award shall be subject to the same vesting or performance conditions, as applicable, as the underlying Award.

4.7.Director Awards.

(a)
Notwithstanding anything herein to the contrary, the Nominating Committee shall have the exclusive authority to issue awards to Directors who are not also employees of the Company or any Subsidiary (Director Awards), which may consist of, but not be limited to, Stock Options, Stock Appreciation Rights, or Other Stock-Based Awards. Each Director Award shall be governed by an Award Certificate approved by the Nominating Committee.

(b)
The Nominating Committee shall have the exclusive authority to administer Director Awards, and shall have the authority set forth in Section 3.2 and the indemnification set forth in Section 7.7, solely as such provisions apply to the Director Awards. All determinations made by the Nominating Committee hereunder shall be final, binding and conclusive.

(c)
Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date Fair Market Value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $750,000.00.

4.8.Substitute Awards. The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding stock-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company. Any grant of Incentive Stock Options pursuant to this Section 4.8 will be made in accordance with Section 424 of the Code and any final regulations published thereunder.

4.9.Limit on Individual Grants. Notwithstanding anything herein to the contrary, the following limits of this Section shall apply only to the extent that the performance-based compensation exception under Section 162(m) of the Code continues to apply. Subject to Sections 5.1 and 5.3, no Employee may be granted more than six (6) million Shares over any calendar year pursuant to Awards of Stock Options, Stock Appreciation Rights and Long-Term Performance Awards in the form of performance-based Restricted Stock and Restricted Units intended to qualify as “performance-based” under Section 162(m) of the Code, except that an incentive Award of no more than ten (10) million Shares may be made pursuant to Stock Options, Stock Appreciation Rights and performance-based

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-17

APPENDIX A

Restricted Stock and Restricted Units intended to qualify as “performance-based” under Section 162(m) of the Code to any person who has been hired within the calendar year as a Covered Employee. The maximum amount that may be paid in cash pursuant to Annual Performance Bonuses or Long-Term Performance Awards paid in Performance Units or settled in cash and which are intended to qualify as ”performance-based” under Section 162(m) of the Code to any one Employee is $15 million (U.S.) for any Performance Cycle of twelve (12) months. For any longer Performance Cycle, this maximum will be adjusted proportionally.

4.10.Minimum Vesting of Awards. Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 5.1(b) and except to the extent provided in Section 5.4, any Awards shall not provide for vesting which is any more rapid than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events, including in the event of the Participant's death or Disability.

4.11.Termination for Cause. Notwithstanding anything to the contrary herein and unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards will immediately be cancelled. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee's discretion, in the event that a potential termination for Cause is pending. Unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then the Participant will be required to deliver to the Company (i) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciation Right during the twelve (12) month period occurring immediately prior to the Participant’s Termination of Directorship or Termination of Employment for Cause; and (ii) the number of Shares (or, in the discretion of the Committee, the cash value of Shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (i) above. Unless the applicable award certificate provides otherwise, if, after a Participant’s Termination of Directorship or Termination of Employment, the Committee determines in its sole discretion that while the Participant was a Company or Subsidiary employee or a Director, such Participant engaged in activity that would have been grounds for a Termination of Directorship or Termination of Employment for Cause, then the Company will immediately cancel all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards and the Participant will be required to deliver to the Company (A) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the period that begins twelve (12) months immediately prior to the Participant’s Termination of Directorship or Termination of Employment and ends on the date of the Committee’s determination that the Participant’s conduct would have constituted grounds for a Termination of Directorship or Termination of Employment for Cause; and (B) the number of Shares (or, in the discretion of the Committee, the cash value of said shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (A) above.

ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1.Shares Available.

(a)
The Shares issuable under the Plan will be authorized but unissued Shares, and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company and held as treasury shares.

(b)
Subject to the counting rules set forth in Section 5.2 and adjustment in accordance with Section 5.3, the total number of Shares with respect to which Awards may be issued under the Plan shall be 26,769,489.

(c)	Incentive Stock Options may be granted under the Plan in respect of no more than 10 million Shares.

5.2.Counting Rules.

A-18  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

(a)
The total number of Shares with respect to which Awards may be issued under the Plan, as described in Section 5.1(b), shall be reduced by 1.61 Shares per each Share subject to an Award of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or Other Stock-Based Awards, or as payment of an Annual Performance Bonus.

(b)	The following Shares related to Awards under the Plan will again be available for issuance under the Plan:

(i)	Shares related to Awards paid in cash; and

(ii)
Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares and any Shares of Restricted Stock that are returned to the Company upon a Participant’s Termination of Employment or, if applicable, a Director’s Termination of Directorship (including, for clarity, at a rate of 1.61 Shares per each Share related to such an Award in the form of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or Other Stock-Based Awards, or as payment of an Annual Performance Bonus).

(c)
Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company shall not count against the total number of Shares set forth in Section 5.1(b). Shares available under a stockholder approved plan of an Acquired Company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan to individuals who were not employees or directors of the Company or a subsidiary prior to the transaction (subject to the stock exchange’s listing requirements)

5.3.Adjustments. In the event of a change in the outstanding Shares by reason of a share split, reverse share split, share dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make an appropriate adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan.

5.4.Change in Control.

(a)
Acceleration. Unless the applicable Award Certificate provides otherwise, (i) all outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Participant’s Change in Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Units (other than Long-Term Performance Awards) and Deferred Stock Units and (ii) each Participant who has been granted a Long-Term Performance Award that is outstanding as of the date of such Participant’s Change in Control Termination will be deemed to have achieved a level of performance, as of the Change in Control Termination, that would cause all (100%) of the Participant's Target Amounts to become payable and all restrictions on the Participant's performance-based Restricted Units and Shares of Restricted Stock to lapse. Unless the Committee determines otherwise in its discretion (either when an Award is granted or any time thereafter), in the event that Awards outstanding as of the date of a Change in Control that are payable in Ordinary Shares of the Company will not be substituted with comparable awards payable or redeemable in shares of publicly-traded stock after the Change in Control, each such outstanding Award (A) will become fully vested (at target, where applicable) immediately prior to the Change in Control and (B)(i) each such Award that is a Stock Option or Stock Appreciation Right with an exercise price below the Fair Market Value of the Shares subject to such Award will be settled in cash, without the Participant’s consent, for an amount equal to the amount that could have been attained upon the exercise of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time, and (ii) each such Award that is a Stock Option or Stock Appreciation Right with an exercise or grant price above the Fair Market Value of the Shares subject to such Award may be cancelled with no payment without the Participant’s consent.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-19

APPENDIX A

(b)
Permissive Actions. In addition to the actions described in Section 5.4(a)(A) and (B), in the event of a Change in Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of Participants: (i) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully vested and exercisable and restrictions on Restricted Stock, Restricted Units, Deferred Stock Units and Other Stock-Based Awards shall lapse as of the date of the Change in Control or such other time (prior to a Participant’s Change in Control Termination) as the Committee determines; (ii) the Committee may require that a Participant surrender his or her outstanding Stock Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Ordinary Shares, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the Exercise Price, if any, and on such terms as the Committee determines; (iii) after giving Participants an opportunity to exercise any outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate; (iv) the Committee may determine that Annual Performance Bonuses and/or Long-Term Performance Awards will be paid out at their target level, in cash or Ordinary Shares as determined by the Committee; or (v) the Committee may determine that Awards that remain outstanding after the Change in Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement, payment or conversion shall take place as of the date of the Change in Control or such other date as the Committee determines. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.

5.5.Fractional Shares. No fractional Shares will be issued under the Plan. Except as otherwise provided in Section 4.5(e) and unless otherwise provided by the Committee, if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a cash payment equal to the Fair Market Value of such fractional share on the date of settlement of the related Award.

ARTICLE VI
AMENDMENT AND TERMINATION

6.1.Amendment. The Plan may be amended at any time and from time to time by the Board or authorized Board committee without the approval of shareholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. A revision is “material” for this purpose if it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, constitutes a repricing for which the terms of Section 4.3(g) require shareholder approval or is otherwise an amendment requiring shareholder approval pursuant to any law or the rules of any exchange on which the Company’s Ordinary Shares are listed for trading. No amendment of the Plan or any outstanding Award Certificate made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding Award.

6.2.Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

(a)	The adoption of a resolution of the Board terminating the Plan; or

(b)	The day before the tenth (10th) anniversary of the approval of the Plan by the Company’s shareholders as described in Section 1.2.

No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person's consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

A-20  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

ARTICLE VII
GENERAL PROVISIONS

7.1.Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the laws of descent or distribution.

(b)
Unless the applicable Award Certificate provides otherwise, all or any part of a Nonqualified Stock Option or Shares of Restricted Stock may be transferred to a family member without consideration. For purposes of this subsection (b), "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant's estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Company may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to this Subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Company for the payment of any withholding tax. The Participant must immediately notify the Company, in the form and manner required by the applicable Award Certificate or as otherwise required by the Company, of any proposed transfer of an Award pursuant to this Subsection 7.1(b). No transfer will be effective until the Company consents to the transfer.

(c)
Unless the applicable Award Certificate provides otherwise, any Nonqualified Stock Option transferred by a Participant pursuant to subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

(d)
Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), "affiliate" will have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2.Withholding of Taxes. The Committee, in its discretion, may require the satisfaction of a Participant's minimum tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

(a)
Stock Options and Stock Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of the minimum tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b)
Other Awards Payable in Shares. The Participant shall satisfy the Participant's tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Stock and Other Stock-Based Awards by payment to the Company in cash or by certified check, bank draft,

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-21

APPENDIX A

wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant's minimum tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery.

(c)	Cash Awards. The Company may satisfy a Participant's tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

7.3.No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company's sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.4.No Obligation to Exercise Awards. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.

7.5.No Rights as Shareholders. A Participant who is granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant's name and (other than in the case of Restricted Stock) delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

7.6.Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person's estate, is or was a member of the Committee or an authorized delegate of the Committee including, for purposes of Director Awards, the Nominating Committee.

7.7.No Required Segregation of Assets. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.8.Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

7.9.Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

7.10.Coordination with Other Plans. If this Plan provides a level of benefits with respect to Awards that differs from the level of benefits provided under the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives, the Mallinckrodt Pharmaceuticals Change in Control Severance Plan for Certain U.S. Officers and Executives or the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Employees, then the terms of the plan that provides for the more favorable benefit to the Participant shall govern.

7.11.Section 409A Compliance. Notwithstanding any other provision of this Plan or an applicable Award Certificate to the contrary, the provisions of this Section 7.11 shall apply to all Awards that are subject to Code Section 409A, but only with respect to the portion of such Award that is subject to Code Section 409A. To the extent the Committee (or Nominating Committee with respect to Director Awards) determines that any Award granted under the Plan is subject to Code Section 409A, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and the Award Certificate

A-22  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

will be interpreted in accordance with Code Section 409A and the applicable regulations and rulings thereunder. Notwithstanding any other provision of the Plan to the contrary, in the event that the Committee (or Nominating Committee with respect to Director Awards) determines that any Award may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee (or Nominating Committee with respect to Director Awards) determines is necessary or appropriate to (i) exempt the Award from the application of Code Section 409A or (ii) comply with the requirements of Code Section 409A.

(a)
Modifications to or Adjustments of Awards. Any modifications to an Award pursuant to Subsection 3.2(g) or adjustments of an Award pursuant to Subsections 4.8 or 5.3 shall comply with the requirements of Section 409A.

(b)
Specified Employees. Payments to any Participant who is a “specified employee” of deferred compensation that is subject to Code Section 409A(a)(2) and that becomes payable upon, or that is accelerated upon, such Participant’s Termination of Employment (as modified by Subsection 7.12(b)(iv)), shall not be made on or before the date which is six (6) months following such Participant’s Termination of Employment (or, if earlier, such Participant’s death). A specified employee for this purpose shall be determined by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations and rulings thereunder.

7.12.Section 457A Compliance. To the extent the Committee (or Nominating Committee with respect to Director Awards) determines that any Award granted under the Plan is subject to Code Section 457A, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Code Section 457A in order to avoid accelerated taxation or tax penalties to the holder thereof in respect of such Award. To the extent applicable, the Plan and the Award Certificate will be interpreted in accordance with Code Section 457A and applicable guidance issued thereunder. Notwithstanding any other provision of the Plan to the contrary, in the event that the Committee (or Nominating Committee with respect to Director Awards) determines that any Award may be subject to Code Section 457A, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee (or Nominating Committee with respect to Director Awards) determines is necessary or appropriate to (i) exempt the Award from the application of Code Section 457A or (ii) comply with the requirements of Code Section 457A.

7.13.Governing Law, Severability. The Plan and all determinations made and actions taken under the Plan will be governed by the law of Ireland and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   A-23

APPENDIX A

APPENDIX A

Net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes) or net operating income; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; income or loss, or net income or loss (before or after taxes); return on equity; total stockholder return; share price performance; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; operating profit or net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); return on operating revenue; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; profit margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; market segment share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; product release schedules; timely launch of new facilities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; new product innovation; product cost reduction through advanced technology; brand recognition/acceptance; produce ship targets; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel.

A-24  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

Annual General Meeting of Shareholders
Wednesday, May 16, 2018, 9:30 a.m., local time
Sofitel London Heathrow Hotel
Terminal 5, London Heathrow Airport
London TW6 2GD
United Kingdom
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
Notice and Proxy Statement, including resolutions; Annual Report on Form 10-K; and Irish Statutory Accounts, including related reports, are available at proxyvote.com.
These materials are also available in the Investor Relations section of our website at mallinckrodt.com.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 16, 2018
The undersigned hereby appoint(s) Mark C. Trudeau, Mark J. Casey and Stephanie D. Miller, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m., local time on Wednesday, May 16, 2018, at the Sofitel London Heathrow Hotel, Terminal 5, London Heathrow Airport, London TW6 2GD, United Kingdom, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

c/o Mallinckrodt plc Company Secretary 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG United Kingdom
VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on May 15, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on May 15, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting.

If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MALLINCKRODT PLC
The Board of Directors recommends a vote FOR the nominees listed under Item 1.
Item 1 - Election of Directors

	For	Against	Abstain
NOMINEES:
1a. David R. Carlucci	☐	☐	☐
1b. J. Martin Carroll	☐	☐	☐
1c. Paul R. Carter	☐	☐	☐
1d. David Y. Norton	☐	☐	☐
1e. JoAnn A. Reed	☐	☐	☐
1f. Angus C. Russell	☐	☐	☐
1g. Mark C. Trudeau	☐	☐	☐
1h. Anne C. Whitaker	☐	☐	☐
1i. Kneeland C. Youngblood, M.D.	☐	☐	☐
1j. Joseph A. Zaccagnino	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2 through 8

	For	Against	Abstain
Item 2 - Approve, in a non-binding vote, the re-appointment of the Independent Auditors and to authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration.	☐	☐	☐
Item 3 - Approve, in a non-binding advisory vote, the compensation of named executive officers.	☐	☐	☐
Item 4 - Approve the Amended and Restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan	☐	☐	☐
Item 5 - Approve the authority of the Board to issue shares.	☐	☐	☐
Item 6 - Approve the waiver of pre-emption rights. (Special Resolution).	☐	☐	☐
Item 7 - Authorize the Company and/or any subsidiary to make market purchases or overseas market purchases of Company shares.	☐	☐	☐
Item 8 - Authorize the price range at which the Company can re-allot shares it holds as treasury shares. (Special Resolution).	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date